                                                                    EXHIBIT 10.7
================================================================================


              --------------------------------------------------

                          LOAN AND SECURITY AGREEMENT

              --------------------------------------------------


                         BACK BAY CAPITAL FUNDING, LLC
                                  The Lender

              --------------------------------------------------



                         HARRY'S FARMERS MARKET, INC.
                                 The Borrower

              --------------------------------------------------


                               December 2, 1999

================================================================================

                        TABLE OF CONTENTS

Article 1 - Definitions:                                                   11
Article 2 - The Revolving Credit:                                          37
2-1.     Establishment of  Revolving Credit                                37
2-2.     Advances in Excess of Borrowing Base (Overloans).                 39
2-3.     Risks of Value of Collateral                                      39
2-4.     Commitment to Make Revolving Credit Loans and Support Letters
         of Credit.                                                        39
2-5.     Revolving Credit Loan Requests                                    40
2-6.     Making of Revolving Credit Loans                                  41
2-7.     The Revolving Credit Note                                         42
2-8.     Payment of The Loan Account                                       42
2-9.     Interest on Revolving Credit Loans.                               43
2-10.    Procedures For Issuance of L/C's                                  43
2-11.    Fees For L/C's                                                    44
2-12.    Concerning L/C's                                                  45
ARTICLE 3 - THE TERM LOAN                                                  46
3-1.     The Term Loan                                                     47
3-2.     The Term Note                                                     47
3-3.     Interest Rate and Payments of Interest on the Term Loan           47
3-4.     Repayment of Term Loan                                            47
3-5.     Mandatory Prepayments of Term Loan                                48
3-6.     Optional Prepayments of the Term Loan                             49
ARTICLE 4 - APPLICABLE TO ALL LOANS                                        50
4-1.     Commitment Fee                                                    50
4-2.     Facility Fee                                                      50
4-3.     Early Termination Fee                                             50
4-4.     The Loan Account                                                  51
4-5.     Concerning Fees.                                                  52
4-6.     Lender's Discretion                                               52
4-7.     Calculation of Interest                                           53
Article 5 - Conditions Precedent:                                          53
5-1      Corporate Due Diligence.                                          53
5-2.     Opinion.                                                          54
5-3.     Officers' Certificates.                                           54
5-4.     Additional Documents.                                             54
5-5.     Representations and Warranties.                                   54
5-6.     Minimum Day One Availability.                                     55
5-7.     All Fees and Expenses Paid.                                       55
5-8.     Year 2000 Compliance                                              55
5-9.     Completion of Material Transactions                               55

5-10.    No Litigation or Material Defaults                                55
5-11.    No Suspension Event.                                              55
5-12.    No Adverse Change.                                                56
Article 6 - General Representations, Covenants and Warranties:             56
6-1.     Payment and Performance of Liabilities.                           56
6-2.     Due Organization. Corporate Authorization. No Conflicts.          56
6-3.     Trade Names.                                                      57
6-4.     Infrastructure.                                                   58
6-5.     Year 2000 Compliance.                                             58
6-6.     Locations.                                                        59
6-7.     Title to Assets.                                                  60
6-8.     Indebtedness                                                      62
6-9.     Insurance.                                                        63
6-10.    Licenses                                                          64
6-11.    Leases.                                                           64
6-12.    Requirements of Law                                               65
6-13.    Labor Relations                                                   65
6-14.    Maintain Properties                                               66
6-15.    Taxes.                                                            66
6-16.    No Margin Stock.                                                  67
6-17.    ERISA                                                             67
6-18.    Hazardous Materials                                               68
6-19.    Litigation                                                        69
6-20.    Dividends. Investments. Corporate Action                          69
6-21.    Loans                                                             70
6-22.    Protection of Assets                                              70
6-23.    Line of Business                                                  70
6-24.    Affiliate Transactions                                            71
6-25.    Further Assurances                                                71
6-26.    Adequacy of Disclosure                                            72
6-27.    No Restrictions on Liabilities                                    73
6-28.    Use of Loan Proceeds                                              73
6-29.    Other Covenants                                                   73
Article 7 - Financial Reporting and Performance Covenants:                 74
7-1.     Maintain Records                                                  74
7-2.     Access to Records                                                 74
7-3.     Immediate Notice to Lender                                        75
7-4.     Borrowing Base Certificate                                        76
7-5.     Weekly Reports                                                    77
7-6.     Monthly Reports                                                   77
7-7.     Quarterly Reports                                                 78
7-8.     Annual Reports                                                    78

7-9.     Officers' Certificates                                            79
7-10.    Inventories, Appraisals, and Audits                               80
7-11.    Additional Financial Information                                  81
7-12.    Financial Performance Covenants                                   82
Article 8 - Use and Collection of Collateral:                              82
8-1.     Use of Inventory Collateral                                       82
8-2.     Inventory Quality                                                 82
8-3.     Adjustments and Allowances                                        82
8-4.     Validity of Accounts                                              83
8-5.     Notification to Account Debtors                                   83
Article 9 - Cash Management. Payment of Liabilities:                       83
9-1      Depository Accounts                                               83
9-2.     Credit Card Receipts                                              84
9-3.     The Concentration, Blocked, and Operating Accounts                84
9-4.     Proceeds and Collection of Accounts                               85
9-5.     Payment of Liabilities                                            86
9-6.     The Operating Account                                             87
Article 10 - Grant of Security Interest:                                   87
10-1.    Grant of Security Interest                                        87
10-2.    Extent and Duration of Security Interest                          88
10-3.    Distribution Center                                               88
10-4.    Certain Intellectual Property                                     89
10-5.    Release of Collateral                                             89
10-6.    Life Insurance                                                    89
Article 11 - Lender As Borrower's Attorney-In-Fact:                        90
11-1.    Appointment as Attorney-In-Fact                                   90
11-2.    No Obligation to Act                                              90
Article 12 - Events of Default:                                            91
12-1.    Failure to Pay.                                                   91
12-2.    Failure To Make Other Payments                                    91
12-3.    Failure to Perform Covenant or Liability (No Grace Period)        91
12-4.    Failure to Perform Covenant or Liability (Grace Period)           93
12-5.    Misrepresentation                                                 93
12-6.    Acceleration of Other Debt. Breach of Lease                       93
12-7.    Default Under Other Agreements                                    93
12-8.    Uninsured Casualty Loss                                           93
12-9.    Attachment. Judgment. Restraint of Business                       93
12-10.   Business Failure                                                  94
12-11.   Bankruptcy                                                        94
12-12.   Default by Guarantor or Affiliate                                 94
12-13.   Indictment - Forfeiture                                           95
12-14.   Termination of Guaranty                                           95

12-15.   Challenge to Loan Documents                                       95
12-16.   Key Management.                                                   95
12-17.   Change in Control.                                                95
Article 13 - Rights and Remedies Upon Default:                             96
13-1.    Rights of Enforcement                                             96
13-2.    Sale of Collateral                                                97
13-3.    Occupation of Business Location                                   98
13-4.    Grant of Nonexclusive License.                                    98
13-5.    Assembly of Collateral                                            98
13-6.    Rights and Remedies                                               98
Article 14 - Notices:                                                      99
14-1.    Notice Addresses                                                  99
14-2.    Notice Given                                                     100
Article 15 - Term:                                                        100
15-1.    Termination of Revolving Credit                                  100
15-2.    Actions On Termination                                           100
Article 16 - General:                                                     101
16-1.    Protection of Collateral                                         101
16-2.    Publicity.                                                       101
16-3.    Successors and Assigns.                                          101
16-4.    Severability                                                     101
16-5.    Amendments.  Course of Dealing                                   102
16-6.    Power of Attorney                                                102
16-7.    Application of Proceeds                                          102
16-8.    Increased Costs                                                  103
16-9.    Costs and Expenses of the Lender                                 103
16-10.   Copies and Facsimiles                                            104
16-11.   Massachusetts Law                                                104
16-12.   Consent to Jurisdiction                                          104
16-13.   Indemnification                                                  105
16-14.   Rules of Construction.                                           105
16-15.   Intent                                                           108
16-16.   Right of Set-Off                                                 108
16-17.   Pledges To Federal Reserve Banks:                                108
16-18.   Maximum Interest Rate.                                           108
16-19.   Waivers.                                                         109

                                    EXHIBITS

     1-1(a)    :  Gwinnett Outparcels
     1-1(b)    :  Levy Appraised Equipment Locations
     1-1(c)    :  Ponce Sale/Leaseback Equipment
     2-7       :  Revolving Credit Note
     3-2       :  Term Note
     5-4(b)    :  Form of Comfort Letter
     5-4(d)    :  Additional Documents
     6-2       :  Affiliates
     6-3       :  Trade Names
     6-6       :  Locations, Leases, and Landlords
     6-7       :  Encumbrances
     6-8       :  Indebtedness
     6-9       :  Insurance Policies
     6-11      :  Capital Leases
     6-15      :  Taxes
     6-19      :  Litigation
     7-4       :  Borrowing Base Certificate
     7-12      :  Financial Performance Covenants
     8-4       :  Bonds
     9-1       :  DDA's.
     9-2       :  Credit Card Arrangements

================================================================================

LOAN AND SECURITY AGREEMENT                        Back Bay Capital Funding, LLC
                                                                      THE LENDER

================================================================================

                                                                December 2, 1999



     THIS AGREEMENT is made between


          Back Bay Capital Funding, LLC (the "Lender"), a Delaware limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,


          and

          Harry's Farmers Market, Inc. (the "Borrower"), a Georgia corporation with its principal executive offices at 1180 Upper Hembree Road, Roswell, Georgia 30076 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                 WITNESSETH:
Article 1 - Definitions:

     As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

     "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

     "ACH":  Automated clearing house.

     "Account Debtor":  Has the meaning given that term in the UCC.

     "Adjusted EBITDA": For any period of calculation, EBITDA less actual
          Capital Expenditures made by the Borrower and its Subsidiaries during such period.

     "Adjusted Fixed Charge Ratio": The Fixed Charge Ratio as adjusted in the following manner: In calculating Adjusted EBITDA, there shall be added thereto an amount equal to the Net Proceeds received by the Borrower or its Subsidiaries from the sale, refinancing or other disposition of the Distribution Center during the immediately preceding twelve month period but in no event in excess of the actual amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period .

     "Affiliate": (a) With respect to any two Persons, a relationship in which
          (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                  (b) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower.

     "Applicable Term Loan Rate": The per annum rate at which interest accrues on the Term Loan, being the following for the periods set forth below:


      ------------------------------------------------------------------

        Period                                    Interest Rate
      ------------------------------------------------------------------

        December 2, 1999 through                  17%
        December 1, 2000

      ------------------------------------------------------------------

        From and after December 2, 2000           17.5%

      ------------------------------------------------------------------

          After the occurrence of an Event of Default, the Applicable Term Loan Rate shall be two percent (2%) in excess of the applicable rate set forth above.

     "Applied Gross Margin Method":  Is defined in Section 7-6 hereof.

     "Appraised Equipment Value": From the date of this Agreement through November 15, 2000, $1,750,215.00 (subject to reduction by an amount equal to the orderly liquidation value of any Equipment of the Borrower (i) sold or otherwise disposed of by the Borrower after the date of this Agreement through November 15, 2000, and (ii) in which the Lender does not have a first perfected security interest); and thereafter the orderly liquidation value of the Equipment owned by the Borrower in which the Lender has a first priority perfected security interest, as determined by a Qualified Equipment Appraiser.

     "Appraised Inventory Liquidation Value": The product of (a) the Cost of
          Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrower's Inventory undertaken at the request of the Lender by a Qualified Inventory Appraiser, to reflect the appraiser's estimate of the net realization on the Liquidation of the Borrower's Inventory.

     "Appraised Real Estate Value": From the date of this Agreement through
          November 15, 2000, $33,875,000.00 (subject to reduction by an amount equal to the fair market value of any Real Estate (i) sold or otherwise disposed of by the Borrower or any Guarantor after the date of this Agreement through November 15, 2000, and (ii) in which the Lender does not have a first priority perfected Encumbrance); and thereafter the fair market value of Real Estate owned by the Borrower and Guarantors in fee simple title and in which the Lender has a first priority perfected Encumbrance, as determined by a Qualified Real Estate Appraiser.

     "Asset Sale": Any sale, lease, conveyance, transfer or other disposition by the Borrower or any of its Subsidiaries (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction or group of transactions that are part of a common plan, of any asset (other than (i) sales, leases, and other dispositions of Inventory in the ordinary course of business, (ii) sales of any assets in any fiscal year of the Borrower, having a value of less than $33,000.00 individually and up to $100,000.00 in the aggregate after the date hereof, and (iii) the Ponce Sale/Leaseback Assets).

     "Availability":  The lesser of (a) or (b), where

                      (a) is the result of

                            (i)   The Loan Ceiling

                            Minus

                            (ii) The aggregate unpaid balance of the Loan Account and the Term Loan.

                            Minus

                            (iii) The aggregate undrawn Stated Amount of all
                                  then outstanding L/C's.

                            Minus

                            (iv)  The aggregate of the Availability Reserves.

                      (b) is the result of

                            (i)   The Borrowing Base

                            Minus

                            (ii) The aggregate unpaid balance of the Loan Account and the Term Loan

                            Minus

                            (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                            Minus

                            (iv)   The aggregate of the Availability Reserves.


     "Availability Reserves":      Such reserves as the Lender from time to time
          determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                    (i) Rent (based upon past due rent and/or whether or not a Landlord's Waiver, acceptable to the Lender, has been received by the Lender; provided however, to the extent that a reserve is established due to the failure of the Lender to have received a landlord's waiver, such reserve shall not exceed three months rent for such location).

                    (ii)  Customer Credit Liabilities.

                    (iii) Taxes and other governmental charges, including, ad
                          valorem, personal property, and other taxes (other than real estate taxes unless a Suspension Event then exists) which could reasonably be expected to have priority over the Collateral Interests of the Lender in the Collateral.

                    (iv)  L/C Landing Costs.

                    (v)   Year 2000 compliance.

                    (vi) Payables which are past due or, without duplication, are greater than 70% of the cost of the then Perishable Inventory of the Borrower and which are subject to the Perishable Agricultural Commodities Act, the Packers and Stockyard Act, and other similar statutes.

                    (vii) The Realty Reserve

     "Bankruptcy Code":  Title 11, U.S.C., as amended from time to time.

     "Base Number": One (1) in each fiscal year of the Borrower ending January, 2001 and January, 2002, or such other number in excess thereof as the Lender shall agree in writing, provided that, if the Borrower does not open a new store in its fiscal year ending January, 2001, the Base Number for the Borrower's fiscal year ending January, 2002 shall be two (2).

     "Blocked Account":  Any DDA into which the contents of any other DDA is transferred.

     "Blocked Account Agreement": An Agreement, in form satisfactory to the Lender, which Agreement recognizes the Lender's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Lender.

     "Borrower":  Is defined in the Preamble.

     "Borrowing Base":  The sum of the following:

                        a. the Inventory Advance Rate of the Cost of the Borrower's Eligible Inventory (net of Inventory Reserves and the Loan to Collateral Reserve).

                        plus
                        ----

                        b. the lesser of (i) the difference between (A) $24,000,000.00 and (B) the amount of principal amortization required to be paid to the Lender on account of the Loans (other than ordinary course payments on the Revolving Credit Loans) from and after the date hereof (whether as regularly scheduled amortization or mandatory prepayments), or
                            (ii) the sum of (A) 65% of the then

                            Appraised Real Estate Value, plus 70% of the then
                                                         ----
                            current Appraised Equipment Value.

                    plus
                    ----

                    c.      The Overadvance.

                    plus
                    ----

                    d.      The Insurance Escrow.

     "Borrowing Base Certificate":  Is defined in Section 7-4.

     "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in Roswell, Georgia, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Lender is not open to the general public to conduct business.

     "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

     "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

     "Change in Control":  The occurrence of any of the following:

               (a) The acquisition after the date of this Agreement, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of the issued and outstanding capital stock of the Borrower entitled to more than 35% of the total combined voting power of all equity securities of the Borrower.

               (b) More than half of the persons who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower.

     "Chattel Paper":  Has the meaning given that term in the UCC.

     "Collateral":  Is defined in Section 10-1.

     "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

     "Commitment Fee":  Is defined in Section 4-1.

     "Concentration Account":  Is defined in Section 9-3.

     "Cost":  The lower of

                    (a) the calculated cost of purchases, as determined from
               invoices received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed; or

                    (b) the cost equivalent of the lowest ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower's historic business practices.

          "Cost" does not include inventory capitalization costs or other non-purchase price charges (except for freight and direct transportation charges) used in the Borrower's calculation of cost of goods sold.

     "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, where such costs and expenses are directly or indirectly related to or in respect of the
          Lender's: administration and management of the Liabilities;

          negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender' Rights and Remedies and/or any of the rights and remedies of the Lender against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the then effective rate of interest applicable to loans and advances under the Revolving Credit.

     "Current Pay Interest":    The per annum rate at which interest shall be
          paid in cash on the Term Loan, being the following for the periods set forth below:


             --------------------------------------------------

                Period                              Pay Rate

                December 2, 1999 through                12%

                December 1, 2000

             --------------------------------------------------

                December 2, 2000 through December 1,    13%
                2001

             --------------------------------------------------

                From and after December 2, 2001         14%

             --------------------------------------------------


     "Customer Credit Liability": Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

     "DDA": Any checking or other demand daily depository account maintained by the Borrower.

     "Debt Service Charges":   For any period of calculation, with respect to
          the Borrower and its Subsidiaries, the sum of (i) permanent reductions of principal, and interest, on account of Indebtedness for borrowed money actually paid in cash during such period, plus (ii)

          Capital Lease payments paid in cash during such period, plus (iii) income taxes paid in cash during such period, each as determined in accordance with GAAP.

     "Deemed Revolver": The sum of (a) $5,000,000.00 from the date hereof through June 1, 2000, and (b) from and after June 2, 2000, the average principal balance of the Revolving Credit Loans during the sixty (60) day period immediately preceding the date of calculation.

     "Deposit Account":  Has the meaning given that term in the UCC.

     "Distribution Center":      The real property owned by Roman Properties,
          Inc. and located at Northfield Business Center, Alpharetta, Georgia formerly used by the Borrower as a bakery and distribution center and presently used as a distribution center.

     "Documents":  Has the meaning given that term in the UCC.

     "Documents of Title":  Has the meaning given that term in the UCC.

     "EBITDA": The Borrower's and its Subsidiaries' consolidated earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

     "Early Termination Fee":  Is defined in Section 4-3.

     "Eligible Inventory":  All of the following:

               Such of the Borrower's Non-Perishable Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

               In no event, however, does "Eligible Inventory" include: any Perishable Inventory; non-merchandise Inventory (such as labels, bags, and packaging materials); damaged goods; return to vendor merchandise; packaways; consigned Inventory; other similar categories of Goods; and Inventory not located at the Borrower's business locations set forth on EXHIBIT 6-6 hereof.

     "Employee Benefit Plan":  As defined in ERISA.

     "Encumbrance":  Each of the following:

               (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

               (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

     "Environmental Laws": All of the following as applicable to the Borrower, any Guarantor, or the Collateral:

                    (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                    (b) The common law relating to damage to Persons or property from Hazardous Materials.

     "Equipment": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

     "ERISA":  The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "Events of Default": Is defined in Article 12. Each reference to an "Event of Default" is to an Event of Default not then duly waived by the Lender and an Event of Default shall be deemed continuing unless so duly waived.

     "Excess Cash Flow": For any period of measurement, EBITDA less the sum of
          (i) Capital Expenditures (to the extent permitted hereunder during such period, whether or not actually made), (ii) payments of principal, and interest, on account of Indebtedness for borrowed money actually paid in cash during such period by the Borrower or any of its Subsidiaries, excluding, however, any principal payments made on account of the Revolving Credit Loans in the ordinary course of business in accordance with the provisions of Article 9 hereof and any payments on the Loans required pursuant to Sections 3-4 or 3-5 hereof,
          (iii) Capital Lease payments paid in cash by the Borrower or any of its Subsidiaries during such period, and (iv) income taxes paid in cash by the Borrower and its Subsidiaries during such period.

     "Excluded Reductions": Any reduction of the Loans (at a time when a Suspension Event does not exist) by virtue of (a) the application of Excess Cash Flow or (b) any payments made as a result in the decline in the Appraised Equipment Value or the Appraised Real Estate Value, or (c) any payments made from the Net Proceeds of any insured casualty to, or condemnation of, the Collateral.

     "Exempt DDA": A so-called "zero balance account" or any other depository account maintained by the Borrower or any Guarantor, the only contents of which may be transfers from the Operating Accounts and actually used solely (i) for petty cash purposes; or (ii) for payroll, or (iii) for payment of beer and wine vendors pursuant to applicable Georgia law.

     "Expansion Conditions":   (a) The non-existence of a Suspension Event at
          both the time the Borrower desires to execute a new lease relating to a store or open a new store and immediately thereafter.

          (b) With respect to any new leases relating to a store (other than a Refinancing Lease) or store openings in excess of the Base Number, the Lender having furnished its prior written consent thereto, which consent shall not be unreasonably withheld and shall be based upon, among other things, (u) current projections from the Borrower incorporating the additional planned store openings, (v) the ability of the Borrower to generate sufficient liquidity to meet all of its financial obligations, (w) demonstration of adequate infrastructure and systems support, (x) obtaining of landlord's waivers for such location in form reasonably satisfactory to the Lender, (y) obtaining of a consent from the landlord to the collateral assignment of the Borrower's Leasehold Interest to the Lender (provided that the failure
                                                       -------------
          of the Borrower to obtain such consent shall not be required if the Borrower has used its best efforts to obtain such consent and has been unable to do so), and (z) no Suspension Event then existing or arising as a result thereof..

     "Facility Fee":  Is defined in Section 4-2.

     "Fixed Charge Ratio":   For any period of calculation, the ratio of the
          Borrower's consolidated Adjusted EBITDA, to its consolidated Debt Service Charges, calculated on a trailing four quarters basis.

     "Fixtures":  Has the meaning given that term in the UCC.

     "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically mutually agreed to by the Lender and the Borrower, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 7-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

     "General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semiconductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

     "Goods":  Has the meaning given that term in the UCC.

     "Guarantors":       Each of Marthasville Trading Company and Karalea, Inc.
          and any other present or future direct or indirect Subsidiary of the Borrower (other than Roman Properties, Inc. and any Special Refinancing Subsidiary).

     "Gwinnett Outparcels":      Certain outparcels consisting of vacant land
          more particularly described on Exhibit 1-1(a) which are part of the Real Estate comprising the Borrower's Gwinnett store.

     "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

     "Indebtedness": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

               (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

               (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

               (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

               (d) On account of deposits or advances.

               (e) As lessee under Capital Leases.

               (f) In connection with any sale and leaseback transaction.

          "Indebtedness" also includes:

                    (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                    (y) Any guaranty, endorsement, suretyship or other
               undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                    (z) The Indebtedness of a partnership or joint venture in
               which such Person is a general partner or is otherwise obligated under the debts of such joint venture.

          "Indebtedness" excludes any trade payables incurred in the ordinary course of business.

     "Indemnified Person":  Is defined in Section 16-13.

     "Instruments":  Has the meaning given that term in the UCC.

     "Insurance Escrow": At any time an amount equal to the lesser of (a) the Reconstruction Proceeds then being held in escrow by the Lender, or
          (b) the amount by which the Lender has reduced the Borrowing Base by virtue of a decline in the Appraised Real Estate Value of a particular parcel of Real Estate due solely to a casualty to, or condemnation of, such Real Estate which casualty or condemnation resulted in the delivery of such Reconstruction Proceeds to the Lender.

     "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

     "Inventory Advance Rate":  Sixty percent (60%).

     "Inventory Reserves": Such Reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                    (i) Aged and/or Spoiled Inventory (based upon Inventory on hand beyond a given number of days).

                    (ii)  Seasonality.

                    (iii) Shrinkage.

                    (iv)  Imbalance.

                    (v)   Change in Inventory character.

                    (vi)  Change in Inventory composition

                    (vii) Change in Inventory mix.

                    (viii) Markdowns (both permanent and point of sale)

                    (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

     "Investment Property":  Has the meaning given that term in the UCC.

     "Issuer":  The issuer of any L/C.

     "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

     "L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

     "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

     "Leasehold Interest": Any interest of the Borrower as lessee under any Lease.

     "Lender":  Is defined in the Preamble to this Agreement.

     "Lender's Rights and Remedies":  Is defined in Section 13-16.

     "Levy Appraised Equipment":     Equipment located at any of the Real Estate
          set forth in Exhibit 1-1(b) and described in, or of a type described in, certain appraisals of Norman Levy Associates, Inc. dated February 25, 1999 and March 26, 1999.

     "Liabilities":  Includes, without limitation, the following:

               (i) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

               (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender, (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender, may hold against the Borrower.

               (iii) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

               (iv) All interest, fees, and charges and other amounts which may be charged by the Lender, to the Borrower and/or which may be due from the Borrower to the Lender, from time to time.

               (v) All costs and expenses incurred or paid by the Lender, in respect of any agreement between the Borrower and the Lender, Lender or instrument furnished by the Borrower to the (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

               (vi) Any and all covenants of the Borrower to or with the Lender, Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender, or instrument furnished by the Borrower to the Lender,.

               (vii) Each of the foregoing as if each reference to " the Lender," were to each Affiliate of the Lender.

     "Loans":  Collectively, the Revolving Credit Loans and the Term Loan.

     "Loan Account":  Is defined in Section 4-4.

     "Loan Ceiling":       The sum of $24,500,000.00 minus all principal
          payments made or required to be made on the Loans after the date hereof (including, without limitation, those required pursuant to Sections 3-4 and 3-5 hereof, but excluding any principal payments made on account of the Revolving Credit Loans in the ordinary course of business in accordance with the provisions of Article 9 hereof).

     "Loan Documents": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 5, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, as each may be amended from time to time.

     "Loan to Collateral Percentage":  Ninety percent (90%).

     "Loan to Collateral Reserve": A Reserve set so that the amount made available under the Borrowing Base on account of Eligible Inventory does not exceed in the aggregate the product of the Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage.

     "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 7-12(a) where such a breach would not have occurred if such change had not taken place or visa versa.

     "Maturity Date":   November 28, 2002.

     "Net Proceeds": With respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of a Refinancing Loan, (ii) any cash received in respect of any non-cash proceeds, but only as and when received, (iii) in the case of a casualty, insurance proceeds, and (iv) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including legal, title and recording tax expenses, and commissions) paid by the Borrower or any Subsidiary to third parties (other than to Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower or any Subsidiary as a result of such event to repay Indebtedness (other than the Liabilities) secured by a Permitted Encumbrance on such asset that is senior to the lien of the Lender.

     "Non-Perishable Inventory": All Inventory which in the ordinary course of the Borrower's business consistent with past practices is part of the following departments of the Borrower: alcohol, beverages, coffee, health and beauty care, housewares, ethnic, staples, spices and candy, and seasonal and groceries (but only to the extent of household cleaning and laundry supplies in the grocery department).

     "Operating Account(s)":   Is defined in Section 9-3.

     "Overadvance": $0 unless the Borrowing Base is exceeded solely by virtue of a decline in the appraised values of the Real Estate and/or Equipment included in the calculation of the Borrowing Base. In such event, the Overadvance shall mean an amount equal to (a) the difference between the applicable appraised values immediately prior to such declination and the new appraised values, multiplied by (b) the applicable advance rate (i.e. 65% for Real Estate and 70% for Equipment). The Overadvance may be outstanding only for a period of one hundred (100) days after the Lender advises the Borrower of any declination in value, after which time, the Overadvance will be $0.

     "Overloan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, at the time it is made, it exceeds Availability immediately prior to the making of such loan, advance, or providing of credit support.

     "Participant":  Is defined in Section 16-16, hereof.

     "Perishable Inventory":  Any Inventory that does not constitute Non-
          Perishable Inventory.

     "Permitted Encumbrances":  Those Encumbrances permitted as provided in
          Section 6-7 hereof.

     "Person": Any natural person, governmental authority, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

     "PIK Interest": With respect to the Term Loan, the difference between the Applicable Term Loan Rate and Current Pay Interest.

     "Ponce Sale/Leaseback Assets": Assets consisting of certain Equipment at the Borrower's Harry's in a Hurry store at 1905 Ponce De Leon Drive , Atlanta, Georgia, which Equipment is more particularly described on
          Exhibit 1-1(c), and which Equipment is or will be the subject of a sale/leaseback transaction yielding Net Proceeds not to exceed $400,000.00.

     "Proceeds":  Includes, without limitation, "Proceeds" as defined in the UCC
          (defined below), and each type of property described in Section 10-1 hereof.

     "Qualified Equipment Appraiser":  Any of Norman Levy Associates, Inc.,
          Michael Fox International, or Daley-Hodkin Corp., or if no such appraisal firm is available, such other Person as may be reasonably acceptable to the Lender.

     "Qualified Inventory Appraiser":  Any of Hilco/Great American, The Nassi
          Group, LLC, or Buxbaum Group/BGA Consulting, or if no such appraisal firm is available, such other Person as may be reasonably acceptable to the Lender.

     "Qualified Real Estate Appraiser": Such Person as may be reasonably acceptable to the Lender provided that such Person must be on the Lender's list of approved appraisers (as modified from time to time).

     "Real Estate". All real property (including any improvements thereon) at any time owned by the Borrower or any of its Subsidiaries and all Leasehold Interests.

     "Realty Reserve": An amount equal to $750,000.00 increasing by the sum of $25,000.00 each month commencing May 1, 2000; provided that the Realty Reserve shall not exceed an amount equal to the lesser of (a) $1,500,000.00, or (b) the amount of principal and interest becoming due on the Term Loan in the immediately succeeding six months; and (b) the amount of real estate taxes and insurance premiums becoming due in the immediately succeeding six months on all Real Estate.

     "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

     "Receivables Collateral": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

     "Reconstruction Proceeds": Net Proceeds received by the Borrower or any of the Guarantors in respect of a casualty or a condemnation or similar event, in an amount not to exceed (i) $500,000.00 in the aggregate per casualty occurrence, or (ii) $150,000.00 in the aggregate per condemnation occurrence (or such greater amounts to which the

          Lender may agee in writing), which Net Proceeds are used within 180 days after receipt by the Borrower or such Guarantor to repair, restore, or replace the asset subject to such casualty or condemnation. Pending the use of the Reconstruction Proceeds, the Reconstruction Proceeds shall be pledged to, and held by, the Lender as Collateral in a separate interest bearing account, and shall be released to the Borrower for the purposes permitted hereunder pursuant to such procedures as the Borrower and the Lender may agree.

     "Refinancing Lease": A Lease between the Borrower, as lessee, and Karalea, Inc. or any Special Refinancing Subsidiary, as lessor, which is entered into in connection with a Refinancing Loan.

     "Refinancing Loan(s)": Any loan obtained by the Borrower or any Subsidiary, the proceeds of which are used to repay all or a portion of the Release Price on any Real Estate.

     "Release Price": The amount of Net Proceeds (together with any payments permitted under the final paragraph of Section 3-5) which the Lender must receive in order to, release its Encumbrance on any Real Estate in connection with, and to consent to, any sale, refinancing, or other disposition thereof, such Release Price being the following amounts for the following properties, unless a Suspension Event then exists:

====================================================================================================

Property                             Release Price In    Release Price In        Release Price In a
                                     a Single            a Dual                  Composite
                                     Transaction         Transaction             Transaction
----------------------------------------------------------------------------------------------------
1180 Upper Hembree Road              $ 8,100,000.00      $ 7,560,000.00          $7,020,000.00
----------------------------------------------------------------------------------------------------

70 Powers Ferry Road                 $11,490,000.00      $10,730,000.00          $9,965,000.00
====================================================================================================

----------------------------------------------------------------------------------------------------
2025 Satellite Point                 $ 5,830,000.00      $ 5,440,000.00          $5,050,000.00
----------------------------------------------------------------------------------------------------

Distribution Center                  $ 1,700,000.00      $ 1,700,000.00          $1,700,000.00
----------------------------------------------------------------------------------------------------

     As used herein, a "Single Transaction" means a sale, refinancing or other disposition of only the subject property; a "Dual Transaction" means a contemporaneous sale, refinancing or other disposition of any two properties (exclusive of the Distribution Center); and a "Composite Transaction" means a contemporaneous sale, refinancing or other disposition of all three properties (exclusive of the Distribution Center).

          During the existence of a Suspension Event, the Lender shall not be obligated to release any Real Estate except upon payment of such amounts as the Lender may require in its discretion.

     "Requirement of Law":  As to any Person:

               (a)(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

               (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "Reserves":  The following: Loan to Collateral Reserve; Availability
          Reserves; Realty Reserves, and Inventory Reserves.

     ""Revolving Credit":  Is defined in Section 2-1(a).

     "Revolving Credit Ceiling":  $5,000,000.00.

     "Revolving Credit Loans":  Loans made under the Revolving Credit.

     "Revolving Credit Note":  Is defined in Section 2-7.

     "Revolving Credit Obligations": The aggregate of the Borrower's liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

     "SEC":  The Securities and Exchange Commission.

     "Stated Amount":  The maximum amount for which an L/C may be honored.

     "Special Refinancing Subsidiary":  Is defined in Section 6-20.

     "Subsidiary": Any corporation, association, partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, including any Special Refinancing Subsidiary. Notwithstanding the foregoing, a Special Refinancing Subsidiary shall not be deemed to be a Subsidiary for purposes of any of the provisions in (a) Articles 8 and 9 hereof, and (b) only after the Lender's receipt of the Release Price for, and any other amounts required to be paid under this Agreement upon the transfer of, any assets transferred to such Special Refinancing Subsidiary, Articles 10 and 11 hereof and Sections 6-7, 6-11, 6-14, 6-20, 6-21, 6-22, 6-25, 6-27 and 7-10 hereof.

     "Suspension Event": Any occurrence, circumstance, or state of facts which
          (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

     "Term Loan":  The term loan to be made by the Lender to the Borrower pursuant to Section 3-1 hereof.

     "Term Note":  Is defined in Section 3-2 hereof.

     "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 12-11, below; or (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 12-11, below.

     "UCC":  The Uniform Commercial Code as presently in effect in Massachusetts
          (Mass. Gen. Laws, Ch. 106).

     "Voting Interests": Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, limited liability company, trust or other business entity involved.

     "Year 2000 Compliant": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any material adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.

Article 2 - The Revolving Credit:

     2-1.  Establishment of  Revolving Credit.

           (a. The Lender hereby establishes a revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which Lender, subject to, and in accordance with, this Agreement, Lender shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein.

           (b. Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base, shall be subject to Availability and shall not exceed the Revolving Credit Ceiling. The Borrowing Base and Availability shall be determined by the Lender by reference to Borrowing Base Certificates furnished as provided in Section 7-4, below, and shall be subject to the following:

               (i Such determination shall take into account those Reserves as the Lender may determine as being applicable thereto.
               (ii The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices.
          (c   The initial Reserves as of the date of this Agreement are the following:
               (i    The Realty Reserve.

               (ii A PACA/Packers Reserve (an Inventory Reserve): In an amount equal to all payables which are past due and exceed $2,300,000.00, or, without duplication, are greater than 70% of the Cost of the then Perishable Inventory of the Borrower, and, in each case, which are subject to a lien under the Perishable Agricultural Commodities Act and/or the Packers and Stockyard Act (each as amended and in effect).

               (iii A Payables Reserve (an Availability Reserve): In an amount equal to any past due real estate taxes and/or ad valorem taxes owed by the Borrower or any Guarantor.

          (d The amount of Reserves shall be established, and may be revised, by the Lender in good faith and in the exercise of its reasonable credit judgment
(i) to reflect events, conditions, contingencies or risks that, as determined by the Lender in good faith, do or may affect any of (A) the Collateral or any other property which is security for the Liabilities or its value, (B) the assets, business or prospects of the Borrower, or (C) the security interests and other rights of the Lender in, or to realize upon, the Collateral and any other property which is security for the Liabilities (including the enforceability, perfection and priority thereof), or (ii) to reflect the Lender's good faith belief that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (iii) in respect of any state of facts which the Lender determines in good faith constitutes a Suspension Event. Notwithstanding the foregoing, or any other provision in this Agreement or in any other Loan Document, the Lender shall not establish any Reserves which is based solely upon the decline in the fair market value of any Real Estate included in the calculation of the Borrowing Base. A change to a then existing Reserve may be made only with not less than seven (7) Business Days prior notice to the Borrower (unless the Lender determines that the Collateral would be materially and adversely affected by such delay or a Suspension Event exists, in which case such Reserve may be immediately imposed), except that a change to a then existing

Reserve, which change reflects changed circumstances of which the Borrower has knowledge (such as a change in the aggregate of Gift Certificates then outstanding), may be made without such notice.


     2-2.  Advances in Excess of Borrowing Base (Overloans).

           (a   The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrower where the result of such loan, advance, or credit is an Overloan.

           (b   The Lender's providing of an Overloan on any one occasion does not affect the obligations of the Borrower hereunder (such as the Borrower's obligation to immediately repay any amount which otherwise constitutes an Overloan) nor obligate the Lender to do so on any other occasion.

     2-3. Risks of Value of Collateral. The Lender's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     2-4. Commitment to Make Revolving Credit Loans and Support Letters of Credit. Subject to the provisions of this Agreement, the Lender shall make a loan or advance under the Revolving Credit and shall endeavor to have an L/C issued for the account of the Borrower, in each instance if duly and timely requested by the Borrower as provided herein provided that:

           (a   The Stated Amount of all outstanding L/Cs (after giving effect to the requested L/C), together with the outstanding balance of all Revolving Credit Loans (after giving effect to the requested Revolving Credit Loan) will not exceed the Revolving Credit Ceiling.

           (b   The amount of the loan or advance or L/C so requested does not exceed Availability.

           (c   The Revolving Credit has not been suspended as provided in
Section 2-5(h).

     2-5.  Revolving Credit Loan Requests.

           (a Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be acceptable to the Lender.

           (b Subject to provisions of this Agreement, a request for a loan or advance (in each instance in an amount which is not less than $10,000.00) shall be made by 1:00PM on a Business Day will be made by the end of business on that Business Day; otherwise, by the end of the then next Business Day.

           (c Any request for a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day. Each request for a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Lender.

           (d If, during each of the Thirty (30) days immediately preceding the day on which a loan request is made there has been no unpaid principal balance in the Loan Account on account of loans and advances under the Revolving Credit, the loan so requested shall be made (subject to all other provisions of this Agreement) no later than the Second Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above.

           (e The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower as provided in Section 2-10.

           (f The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

           (g A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

           (i To the knowledge of the Borrower, there has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Lender pursuant to this Agreement. The Lender acknowledges and agrees that the Fine Foods litigation and the delisting of the Borrower's capital stock shall not in and of themselves be deemed to be a material adverse change.

          (ii To the knowledge of the Borrower, the Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

          (iii All or a portion of any loan or advance so requested will be set aside by the Borrower to cover all of the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

          (iv To the knowledge of the Borrower, each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

          (v   To the knowledge of the Borrower, no Suspension Event is
then extant.

          (h   Upon the occurrence from time to time of any Suspension Event and during the continuation thereof:

          (i   The Lender may suspend the Revolving Credit immediately.

          (ii The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

     2-6. Making of Revolving Credit Loans.

          (a A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

          (b A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

          (i The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

          (ii The charging of the amount of such loan to the Loan Account (in all other circumstances).

          (c There shall not be any recourse to or liability of the Lender or any Revolving Credit Lender, on account of the following (other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender has had an opportunity to be heard), which determination includes a specific finding that the Lender had acted in a grossly negligent manner or in actual bad faith):

          (i   Any delay in the making of any loan or advance requested
under the Revolving Credit.

          (ii Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

          (iii Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

     2-7. The Revolving Credit Note. The Borrower's obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "Revolving Credit Note") in the form of EXHIBIT 2-7, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender upon delivery by the Lender to the Borrower of an appropriate lost instrument affidavit.

     2-8.  Payment of The Loan Account.

          (a    The Borrower may repay all or any portion of the principal balance of the Revolving Credit from time to time until the Termination Date.

          (b    The Borrower, without notice or demand from the Lender shall pay the Lender that amount, from time to time, which is necessary so that there is no Overloan outstanding.

          (c    The Borrower shall repay the Revolving Credit:

          (i    in an amount equal to the Net Proceeds from any Asset Sale consisting of the Borrower's Inventory or the Distribution Center; and

          (ii   in an amount equal to the Net Proceeds from any other event described in Sections 3-5(a), (c) and (d) hereof, to the extent that such proceeds are not utilized to repay the Term Loan; and

          (iii  in accordance with the provisions of Article 9 thereof.

All amounts prepaid under this Section 2-8(c) may be reborrowed under the Revolving Credit, subject to and in accordance with, the terms of this Agreement, provided that if any Reconstruction Proceeds are not utilized within 180 days after receipt by the Borrower or any Guarantor to repair, restore or replace the asset giving rise to the Reconstruction Proceeds, the Lender is authorized to make a Revolving Credit

Loan in the amount of such Reconstruction Proceeds and apply the proceeds thereof in reduction of the Term Loan in accordance with the provisions of
Section 3-5.

          (d   The Borrower shall repay the then entire unpaid balance of the
Loan Account and all other Liabilities on the Termination Date.

     2-9. Interest on Revolving Credit Loans.

          (a   The unpaid principal balance of the Loan Account shall bear interest at the rate of thirteen percent (13%) per annum. Interest shall be payable monthly in arrears on the last day of each month and on the Termination Date.

          (b   Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Lender at rate which is the rate provided for in Section 2-9(a) plus Two Percent (2%) per annum.

     2-10. Procedures For Issuance of L/C's.

          (a   The Borrower may request that the Lender cause the issuance of
L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

          (b   The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(b) and if so issued:

          (i   The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

          (ii  The expiry of the L/C is not later than the earlier of Thirty
(30) days prior to the Maturity Date (unless the Borrower has furnished cash collateral for any such L/C with a later expiry in an amount equal to 110% of the Stated Amount thereof) or the following:

                    (A   Standby's: One (1) year from initial issuance.

                    (B   Documentary's: Sixty (60) days from issuance.

          (iii Availability would not be exceeded.

          (iv The Stated Amount of all outstanding L/Cs (after giving effect to the requested L/C), together with the outstanding balance of all Revolving Credit Loans will not exceed the Revolving Credit Ceiling.

          (c   The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

          (d   There shall not be any recourse to, nor liability of, the Lender on account of

          (i   Any delay or refusal by an Issuer to issue an L/C;

          (ii Any action or inaction of an Issuer on account of or in respect to, any L/C.

          (e   The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Availability's being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 2-8(b) hereof.

     2-11.  Fees For L/C's.

          (a   The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to four percent (4%) per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum.

          (b   In addition to the fee to be paid as provided in Subsection
2-11(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

          (c   If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

          (i   impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

          (ii impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in
Section 2-11(c)(i) or 2-11(c)(ii), above, shall be to increase the cost to the Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender or the subject Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2-11(c)(i) or 2-11(c)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower absent manifest error.

     2-12.  Concerning L/C's.

          (a   None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:
          (i   The performance by any beneficiary under any L/C of that
beneficiary's obligations to the Borrower.

          (ii The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

          (b   The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

          (c   Unless otherwise agreed to, in the particular instance, the
Borrower hereby authorizes any Issuer to:

          (i   Select an advising bank, if any.

          (ii   Select a paying bank, if any.

          (iii  Select a negotiating bank.

          (d    All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

          (e    Lender's and the Issuer's rights, powers, privileges and
immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

          (f    Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

          (g    The obligations of the Borrower under this Agreement with
respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

          (i    Any lack of validity or enforceability or restriction,
restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

          (ii   The Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

          (iii The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

          (iv   Any good faith honoring of a drawing under any L/C, which
drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

ARTICLE 3 - THE TERM LOAN:

     3-1. The Term Loan. Upon the effective date of this Agreement, the Lender shall loan to the Borrower and the Borrower shall borrow, the sum of $19,500,000.00 (the "Term Loan").

     3-2. The Term Note. The Borrower's obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a note (the "Term Note") in the form of EXHIBIT 3-2, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Term Note shall be required, however, to establish or prove any Liability. In the event that the Term Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender upon delivery by the Lender to the Borrower of an appropriate lost instrument affidavit.

     3-3. Interest Rate and Payments of Interest on the. The Term Loan shall bear interest on the Term Loan outstanding principal amount thereof at a rate equal to the Applicable Term Loan Rate. Current Pay Interest shall be payable in arrears on the first day of each month commencing January 1, 2000, and when the Term Loan is due (whether at maturity, by reason of acceleration or otherwise). PIK Interest shall be evidenced by separate promissory notes executed by the Borrower quarterly in arrears (commencing March 1, 2000), which PIK notes shall bear interest at the Applicable Term Loan Rate, shall be payable in full on the Maturity Date and shall be prepaid as provided herein. The failure of the Borrower to execute any such PIK promissory note shall not limit or modify the rights and obligations of the Lender or the Borrower with respect to such PIK Interest. PIK Interest shall be subject to reduction based upon a calculation of the Borrower's Adjusted Fixed Charge Ratio. In the event that the Adjusted Fixed Charge Ratio for the fiscal year ending January 2001 is equal to or greater than 1.20:1.00 (determined and based upon the Borrower's annual audited financial statements for such fiscal year delivered to the Lender in accordance with the provisions of Section 7-8 hereof), PIK Interest shall be reduced by 50 basis points for the fiscal year beginning February 2001. In the event that the Adjusted Fixed Charge Ratio for the fiscal year ending January 2002 is equal to or greater than 1.20:1.00 (determined and based upon the Borrower's annual audited financial statements for such fiscal year delivered to the Lender in accordance with the provisions of Section 7-8 hereof), PIK Interest either (a) shall be reduced by 50 basis points for the fiscal year beginning February 2002, or (b) if PIK Interest was reduced as of February 2001, shall be maintained at the same rate as existed for the fiscal year beginning February 2001. If the Adjusted Fixed Charge Ratio is not equal to or greater than 1.20:1.00 as at the end of any fiscal year, PIK Interest shall remain (or be increased) to the original levels in effect on the date of execution of this Agreement.

     3-4. Repayment of Term Loan. The principal balance of the Term Loan shall be repaid on the first day of each month, commencing January 1, 2000 in the following amounts:

       ---------------------------------------------------------------

          Months Ending                           Principal Payment

       ---------------------------------------------------------------

          January, 2000 through November, 2000    $100,000.00

       ---------------------------------------------------------------

          December 2000 through November, 2001    $150,000.00

       ---------------------------------------------------------------

          From and after December, 2001           $200,000.00

       ---------------------------------------------------------------

Unless sooner paid or accelerated, the outstanding principal balance of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

     3-5. Mandatory Prepayments of Term Loan. In addition to other principal reductions on the Term Loan required pursuant hereto,

     (a) the Borrower shall pay to the Lender, and there shall become due and payable, the Net Proceeds of any Refinancing Loan and any other Indebtedness for borrowed money incurred by the Borrower or any Subsidiary not permitted pursuant to Section 6-8 hereof, upon the Borrower's or any Subsidiary's receipt thereof; and

     (b) the Borrower shall pay, and there shall become due and payable, an amount equal to fifty (50%) of Excess Cash Flow annually on or before April 30 of each year, with the first such payment to be on account of the fiscal year ending January, 2001; and

     (c) the Borrower shall pay, and there shall become due and payable, an amount equal to the Net Proceeds from any Asset Sale (other than from the Distribution Center) upon the Borrower's or its Subsidiary's receipt thereof; provided that the transfer of any Real Estate (and related real
              -------------
     estate fixtures) which are transferred to a Special Refinancing Subsidiary in connection with a Refinancing Loan shall not be deemed an Asset Sale for purposes hereof as long as the Net Proceeds of such Refinancing Loan are paid to the Lender in accordance with Section 3-5(a) hereof and such Net Proceeds, together with other amounts then paid to the Lender are equal to or greater than the Release Price therefor; and

     (d) Subject to the Borrower's ability to use Reconstruction Proceeds as provided herein, the Borrower shall pay, and there shall become due and payable, an amount equal to the Net Proceeds from any casualty or condemnation to or of any of the Borrower's or its Subsidiaries' assets upon the Borrower's or any such Subsidiary's receipt thereof; and

     (e) if the Revolver Credit is then paid in full, the Borrower, without notice or demand from the Lender shall pay the Lender that amount, from time to time, which is necessary so that there is no Overloan outstanding.

provided that all Net Proceeds from any Asset Sale of, any casualty or condemnation to, the Borrower's Inventory shall first be applied to the Revolving Credit. Any prepayment on account of Excess Cash Flow shall be first applied to accrued but unpaid interest on the Term Loan, then to any PIK Interest (whether or not previously evidenced by a PIK note) and then to the principal balance of the Term Loan as provided in the following sentence. The portion of Excess Cash Flow to be applied to the principal of the Term Loan and all other prepayments shall be applied to the principal balance of the Term Loan in inverse order of maturity. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequently scheduled repayment of the Term Loan. Any portion of the Term Loan which is prepaid may not be reborrowed.

     Mandatory Prepayments shall be made with the cash Net Proceeds received from the event giving rise thereto, provided that with respect to any Mandatory Prepayments required from the sale of Real Estate (other than the Distribution Center), in order to obtain the Lender's release of its Encumbrance on any such property, (a) up to five percent (5%) of the applicable Release Price may be paid by an advance under the Revolving Credit, and (b) the cash Net Proceeds from the sale of the Distribution Center may be applied toward the applicable Release Price, in each case as long as no Suspension Event would arise after giving effect to the foregoing payment.

     3-6. Optional Prepayments of the Term Loan. The Borrower shall have the right, at its election, to repay the outstanding principal balance of the Term Loan as a whole or in part, at any time without penalty or premium, other than provided in Section 4-3 hereof. All such prepayments shall be applied to the principal balance of the Term Loan in inverse order of maturity. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequently scheduled repayment of the Term Loan. Any portion of the Term Loan which is prepaid may not be reborrowed..

ARTICLE 4 - APPLICABLE TO ALL LOANS:

     4-1.  Commitment Fee.

           As compensation for the Lender's commitment to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender has earned a Commitment Fee (so referred to herein) of $ 980,000.00. The Commitment Fee shall be paid in full on the date of execution hereof.

     4-2. Facility Fee.

           In addition to any other fee or expense paid by the Borrower on account of the Revolving Credit and Term Loan, the Borrower shall pay the Lender a Facility Fee (so referred to herein), which has been fully earned by the Lender's execution of this Agreement. The Facility Fee shall be paid to the Lender in monthly installments of $3,750.00 each through the End Date.

          (a   A proration of such monthly installment shall be paid out of the first advance under the Revolving Credit for the period beginning with the date on which this Agreement is executed and ending on the last day of the month of such execution.

          (b   A monthly installment shall be paid on the first day of the month next following that during which this Agreement is executed and on the first day of each month thereafter.

     4-3. Early Termination Fee.

          If, other than by virtue of Excluded Reductions, (i) the Borrower terminates the Revolving Credit and repays the Liabilities prior to the Maturity Date, or (ii) the Liabilities are accelerated as a result of the occurrence of an Event of Default, or (iii) if the Borrower prepays the Term Loan at any time in whole or in part, the Borrower will pay an Early Termination Fee (so referred to herein) to the Lender equal to (x) One and one half percent (1.5%) of the sum of (1) the amount of the Term Loan so prepaid or accelerated, plus (2) the Deemed Revolver if such repayment and termination occurs on or before December 1, 2000, or (y) One percent (1%) of the sum of (1) the amount of the Term Loan so prepaid or accelerated, plus (2) the Deemed Revolver if such repayment and termination occurs on or before December 1, 2000, or (y) One percent (1%) of the sum of (1) the amount of the Term Loan so prepaid or accelerated, plus (2) the Deemed Revolver if such repayment and termination occurs after December 1, 2000 and on or before December 1, 2001; and (z) One half of one percent (0.5%) of the sum of
(1) the amount of the Term Loan so prepaid or accelerated, plus (2) the Deemed Revolver if such repayment and termination occurs after December 1, 2001 and before the Maturity Date.

     4-4.  The Loan Account.

          (a   An account ("Loan Account") shall be opened on the books of the
Lender in which a record shall be kept of all loans and advances made under the Revolving Credit.

          (b   The Lender shall also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Lender on account of the Liabilities and of all credits against such amounts so owed.

          (c   All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

          (d   Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

          (e   The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment (including, without limitation, with respect to the Term Loan) to which Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights and Borrower's obligations under
Section 2-8(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 4-4 shall bear interest at the interest rate then and thereafter applicable to loans and advances under the Revolving Credit.

          (f   Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower absent manifest error, unless the Borrower provides the Lender with written objection thereto within twenty
(20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

     4-5.  Concerning Fees.

     The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, the Facility Fee, the Early Termination Fee or any other fee earned by the Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

     4-6.  Lender's Discretion.

          (a   Each reference in the Loan Documents to the exercise of
discretion or the like by the Lender shall be to the Lender's exercise of its reasonable credit judgment, in good faith (which shall be presumed), based upon the Lender's consideration of any such factor as the Lender, taking into account information of which the Lender then has actual knowledge, believes:

          (i   Will or reasonably could be expected to affect the value of the
Collateral, the enforceability of the Lender's Collateral Interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

          (ii   Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

          (iii   Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

          (iv   Constitutes a Suspension Event.

          (b   In the exercise of such judgement, the Lender also may take into account any of the following factors:

          (i   Those included in, or tested by, the definitions of "Eligible
Inventory" and "Cost".

          (ii   The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

          (iii   General macroeconomic conditions which have a material effect on the Borrower's cost structure.

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

          (iv   Material changes in or to the mix of the Borrower's Inventory.

          (v   Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

          (vi   Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

          (c   The burden of establishing the failure of the Lender to have acted in a reasonable manner in the Lender's exercise of discretion shall be the Borrower's.

     4-7.   Calculation of Interest.  Interest and fees hereunder shall be calculated on the basis of a 360 day year and for actual days elapsed.

     Article 5 - Conditions Precedent:-

     As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the Term Loan and the first loan under the Revolving Credit, each of the documents respectively described in Sections 5-1 through and including 5-4, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 5-5 through and including 5-12, shall have been satisfied:

     5-1  Corporate Due Diligence.

          (a   A Certificate of corporate good standing issued by the Secretary of State of Georgia (or any other jurisdiction of organization) for the Borrower and each of the Guarantors.

          (b   Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's and each Guarantor's business conducted or assets owned could require such qualification.

          (c   A Certificate of the Borrower's and each Guarantor's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     5-2.  Opinion.   An opinion of counsel to the Borrower and the Guarantors
in form and substance satisfactory to the Lender.

     5-3.  Officers' Certificates.   Certificates executed by the President and
the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower and the Guarantors to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     5-4. Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request including, without limitation, the following:

          (a) Those notifications and agreements described in Sections 9-1 and 9-2 (which relates to cash management).

          (b) A Comfort Letter from Harry Blazer in the form of EXHIBIT 5-4(b) hereto.

          (c) Unlimited Guaranties from each of the Guarantors, together with such mortgages, deeds of trust, security agreements and other documents as may be necessary to furnish the Lender with a valid and perfected first priority lien on all of the assets of the Guarantors; provided, however, with respect to certain items relating to leased properties of the Borrower, as set forth in
Section 5-4(d), the Borrower shall only be required to use its best efforts to obtain such items.

          (d) Landlord's Waivers and consents to the collateral assignments of lease from each of the Borrower's landlords, reasonably acceptable in form and substance to the Lender, provided that as long as the Borrower has used its best efforts to obtain such waivers and consents, this Agreement shall become effective even if all such waivers and consents have not been obtained as of the closing date.

          (e) An agreement with each management company for the Real Estate, on terms and conditions satisfactory to the Lender, which shall provide, among other things, for the transfer of all amounts generated from the Real Estate under the control or possession of each such management company solely to the Concentration Account.

          (f) Those instruments, documents and agreements described on EXHIBIT 5-4(d) hereto.

     5-5. Representations and Warranties. Each of the representations made by the Borrower or any Guarantor in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by the Borrower or any Guarantor shall be true and complete as of the date as of which such representation or warranty was made.

     5-6. Minimum Day One Availability. After giving effect to the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facilities contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $1,500,000.00.

     5-7.  All Fees and Expenses Paid.   All fees due at or immediately after
the first funding under the Revolving Credit and the Term Loan and all costs and expenses incurred by the Lender in connection with the establishment of the credit facilities contemplated hereby (including the fees and expenses of counsel to the Lender) shall have been paid in full.

     5-8. Year 2000 Compliance. The Lender shall have determined that the operations of the Borrower and its Subsidiaries are Year 2000 Compliant in all material respects.

     5-9. Completion of Material Transactions. The Lender shall have reviewed all material agreements of the Borrower and its Subsidiaries, including, without limitation, all agreements with Progressive Food Concepts, Inc. and/or Boston Chicken, Inc., The Orbis Pension Trustees, Ltd., and Robert Fleming Nominees Ltd. and such agreements shall be satisfactory in form and substance to the Lender. The debt and equity restructurings described in the Confidential Financing Memorandum dated August 1999 from Houlihan Lokey Howard & Zukin Capital shall have been consummated or shall be consummated contemporaneously with the first advance under the Revolving Credit and Term Loan.

     5-10.  No Litigation or Material Defaults.   There shall not exist (a)
any litigation or other proceeding the result of which might reasonably be expected to have a material adverse effect on the Borrower or any of its Subsidiaries, other than the Fine Foods litigation, and (b) any default under any material contract or agreement of the Borrower or any of its Subsidiaries. The delisting of the Borrower's stock shall not, in and of itself, be deemed to have a material adverse effect.

     5-11.  No Suspension Event.  No Suspension Event shall then exist.

     5-12.  No Adverse Change.   No event shall have occurred or failed to
occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's or any of its Subsidiaries' condition (financial or otherwise), operations, assets, liabilities and/or prospects. The Fine Foods litigation and the delisting of the Borrower's stock shall not, in and of itself, be deemed to have a material adverse effect


No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Lender at said head office.


Article 6 - General Representations, Covenants and Warranties:-

     To induce the Lender to establish the credit facilities contemplated herein and to induce the Lender to provide loans and advances under the Revolving Credit and the Term Loan (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

     6-1.  Payment and Performance of Liabilities.    The Borrower shall pay
each Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

     6-2.  Due Organization. Corporate Authorization. No Conflicts.

          (a) The Borrower presently is and shall hereafter remain in good standing as a Georgia corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or any assets of the Borrower.

          (b) Each Affiliate as of the date of this Agreement is listed on
EXHIBIT 6-2, annexed hereto. Upon the Borrower's obtaining knowledge thereof, the Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be an Affiliate. Each Subsidiary presently is and shall hereafter remain in good standing in the jurisdiction in which organized and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of its assets or operation of its business, such qualification may be necessary, except where the failure to so qualify would have not have a material adverse effect on the business or any assets of such Subsidiary.

          (c) The Borrower shall not change its state of incorporation nor its taxpayer identification number.

          (d) The Borrower and each Subsidiary has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower or such Subsidiary is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

          (e) The execution and delivery by the Borrower and each Subsidiary of each Loan Document to which it is a party; the Borrower's and each Subsidiary's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by the Borrower and the Subsidiaries to secure the Liabilities); the Borrower's and each Subsidiary's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

          (i) Have been duly authorized by all necessary corporate action.

          (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower or any Subsidiary.

          (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower or any Subsidiary pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

          (f) The Loan Documents have been duly executed and delivered by Borrower and each Subsidiary which is a party thereto and are the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable against the Borrower and each such Subsidiary in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought..

     6-3.  Trade Names.

          (a) EXHIBIT 6-3, annexed hereto, is a listing of:

               (i) All names under which the Borrower or any of its Subsidiaries ever conducted its business.

               (ii) All Persons with whom the Borrower or any of its Subsidiaries ever consolidated or merged, or from whom the Borrower or any of its Subsidiaries ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

          (b) The Borrower will provide the Lender with not less than twenty-one
(21) days prior written notice (with reasonable particularity) of any change to the Borrower's or any Subsidiary's name from that under which the Borrower or any such Subsidiary is conducting its business at the execution of this Agreement and will not effect such change unless the Borrower is then in compliance with all provisions of this Agreement.

     6-4.  Infrastructure.

          (a) The Borrower and each of its Subsidiaries has and will maintain a sufficient infrastructure to conduct their respective businesses as presently conducted and as contemplated to be conducted as described in the Borrower's business plan.

          (b) The Borrower and each of its Subsidiaries owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's and each such Subsidiary's conduct of the its respective business.

          (c) To the knowledge of the Borrower, the conduct by the Borrower and its Subsidiaries of the Borrower's and such Subsidiaries' business does not presently infringe (nor will the Borrower conduct, or permit any Subsidiary to conduct, its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

     6-5.  Year 2000 Compliance.

           Based upon a diligent inquiry undertaken by the Borrower, it appears that the Borrower's and each of its Subsidiary's operations will be Year 2000 Compliant in all material respects by December 31, 1999. The Borrower will not suffer or permit its operations thereafter to cease to be Year 2000

Compliant in any manner which might reasonably be expected to have a materially adverse effect on its operations.

     6-6.  Locations.

           (a) The Collateral, and the books, records, and papers of Borrower and its Subsidiaries pertaining thereto, are kept and maintained solely at the following locations:

               (i) The Borrower's chief executive offices at 1180 Upper Hembree Road, Roswell, Georgia 30076.

               (ii) Those locations which are listed on EXHIBIT 6-6, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower or a Subsidiary owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's and its Subsidiaries' landlords.

          (b) The Borrower shall not, and shall not permit any Subsidiary to, remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 6-6 except for the following purposes:

               (i) To accomplish sales of Inventory in the ordinary course of business.

               (ii) To move Inventory from one such location to another such location.

               (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

               (iv) To consummate the sale of the Ponce Sale/Leaseback Assets and other asset sales permitted hereunder.

               (c) The Borrower will not, and will not permit any Subsidiary to:

               (i) Execute, alter, modify, or amend any Lease (other than a Refinancing Lease in connection with a Refinancing Loan to the extent permitted hereunder), except for modifications which (A) are not materially less favorable to the Borrower, (B) do not result in the occurrence of a Suspension Event, and
(C) do not result in the landlord's obtaining an Encumbrance on any assets of the Borrower or its Subsidiaries.

               (ii) Commit to, or open, any location at which the Borrower or any Subsidiary maintains, offers for sales, or stores any of the Collateral.

               provided that, the Borrower may execute new leases for new stores
               -------------
               and open new stores if the Expansion Conditions are satisfied, as long as the new store openings and new leases do not exceed the Base Number for such fiscal year.

          (d) Except as otherwise disclosed pursuant on Exhibit 6-6, or permitted by this Section 6-6, no tangible personal property of the Borrower or any Subsidiary is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment if the personal property in the care or custody of such Person has a value in excess of $100,000.00 unless the Lender obtains a waiver from such Person satisfactory to the Lender.

     6-7.  Title to Assets.

          (a) The Borrower and the Guarantors are, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "Permitted Encumbrances"):

               (i)   Encumbrances in favor of the Lender.

               (ii) Those Encumbrances (if any) listed on EXHIBIT 6-7, annexed hereto and any renewals or replacements thereof, provided that such renewals or replacements do not increase the principal amounts outstanding thereunder, do not extend such Encumbrance to any other assets of the Borrower or any Subsidiary, and are not materially less favorable to the Borrower or any Guarantor.

               (iii) Encumbrances to secure purchase money Indebtedness not to exceed $5,000,000.00 in the aggregate outstanding at any time, provided that if the Indebtedness secured by such security interest is equal to or greater than $1,000,000.00, the Lender has received such agreement with the third party which holds such Encumbrance as is reasonably satisfactory to the Lender.

               (iv) Encumbrances securing the Refinancing Loans provided such Encumbrances do not extend to any other property other than the Real Estate and fixtures which being released in connection with such Refinancing Loans and any Leases in connection with such Real Estate.

               (v) Encumbrances for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP shall have been set aside on its books and as to taxes other than real estate taxes, as to which no notice of tax lien has been filed;

               (vi) Encumbrances of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Encumbrance) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (vii) Encumbrances (other than Encumbrances arising under ERISA or Section 412(n) of the Code) incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or securing performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (viii) Encumbrances with respect to judgments to the extent such judgments do not constitute a Suspension Event;

               (ix) Encumbrances which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or Encumbrances in items or any accompanying documents or proceeds of either arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

               (x) Easements (including reciprocal easement agreements and utility agreements), right-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

               (xi) Leases and subleases granted by Karalea, Inc. to others in the ordinary course of business not interfering in any material respect with any business, and not detracting in any material respect from the value of any property, of the Borrower or any of its Subsidiaries and otherwise in accordance with the terms of the Loan Documents; and

               (xii) Encumbrances on the capital stock of any Special Refinancing Subsidiaries to secure Refinancing Loans

          (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

          (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

               (i) Equipment which is merely incidental to the conduct of the Borrower's business.

              (ii) Without duplication of the provisions of Section 6-7(a)(iii) hereof, Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

          (d) The Borrower or any Guarantor shall be entitled to transfer any Real Estate to a Special Refinancing Subsidiary at the time of consummation of any Refinancing Loan as long as the Lender, contemporaneously therewith, receives the Net Proceeds from such Refinancing Loan (but in no event less than the Release Price for such Real Estate), a landlord's waiver from such Special Refinancing Subsidiary and a collateral assignment of the Borrower's Lease with the Special Refinancing Subsidiary, together with a landlord's consent to the collateral assignment of the Leasehold Interest of the Borrower (unless the Special Refinancing Subsidiary or the Borrower is prohibited by the lender providing the Refinancing Loan from delivering such consent or collateral assignment). The Borrower, the Guarantors and any Special Refinancing Subsidiary shall use their best efforts to obtain approval of such lender for the delivery of such consent and collateral assignment.

     6-8. Indebtedness. The Borrower and its Subsidiaries do not and shall not hereafter have any Indebtedness with the exceptions of:

          (a) Any Indebtedness on account of the Revolving Credit and the Term Loan.

          (b) The Indebtedness (if any) listed on EXHIBIT 6-8, annexed hereto and any renewals, refinancings or replacements thereof which do not increase the principal amount outstanding thereunder and are otherwise not materially less favorable to the Borrower. Notwithstanding the foregoing, the Borrower shall not permit Roman Properties, Inc. to further encumber, or increase the amount of any Indebtedness secured by, the Distribution Center.

          (c)  The Refinancing Loans.

          (d) Indebtedness incurred to finance the acquisition of Equipment, provided such Indebtedness shall not exceed $5,000,000.00 in the aggregate outstanding at any time.

          (e) Other Indebtedness which, when aggregated with the amounts described in Section 6-8(c) hereof, does not exceed $10,000,000.00 in the aggregate.

          (f)  Intercompany loans among the Borrower and any Guarantor.

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          (g)  Any guaranty made by the Borrower or any Subsidiary of any obligations of any Special Refinancing Subsidiary if the underlying Indebtedness guaranteed is otherwise permitted under this Agreement.

          (h)  Indebtedness under any Refinancing Lease.

          (i) Indebtedness under any Lease between the Borrower and the purchaser of the Distribution Center.

     6-9.  Insurance.

          (a) EXHIBIT 6-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower and its Subsidiaries or under which the Borrower or any Subsidiary is the named insured. Each of such policies is in full force and effect. Neither the Borrower or any Subsidiary nor, to the knowledge of the Borrower, the issuer of any such policy is in default or violation of any such policy.

          (b) The Borrower shall have and maintain, and shall cause each Subsidiary to have and maintain, at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender.

          (c) All insurance carried by the Borrower and its Subsidiaries shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or any Subsidiary or by the failure of the Borrower or any Subsidiary to comply with any warranty or condition of the policy.

          (d) The coverage reflected on EXHIBIT 6-9 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

          (e) The Borrower shall furnish the Lender from time to time with certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower and its Subsidiaries with the foregoing requirements.

          (f) In the event of the failure by the Borrower or any Subsidiary to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's or any Subsidiary's failure to have maintained such insurance.

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

          (g) The Borrower shall advise the Lender of each claim in excess of $75,000.00 made by the Borrower or any Subsidiary under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower and its Subsidiaries , to conduct the adjustment of each such claim (and of all claims during the existence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which the Lender had an opportunity to be heard) that such exercise was grossly negligent manner or in willful misconduct. Subject to the Borrower's ability to use Reconstruction Proceeds, as provided herein, the Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine, consistent, however, with the provisions of this Agreement.

     6-10. Licenses. Each material license, distributorship, franchise, and similar agreement issued to, or to which the Borrower or any Subsidiary is a party is in full force and effect. To the Borrower's knowledge, no party to any such license or agreement is in default or violation thereof. Neither the Borrower nor any Subsidiary has received any notice or threat of cancellation of any such material license or agreement.


     6-11. Leases. EXHIBIT 6-11, annexed hereto, is a schedule of all presently effective Capital Leases. (Exhibit 6-6 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. To the Borrower's knowledge, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and neither the Borrower nor any Subsidiary has received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's or its Subsidiaries' landlords in order to confirm the Borrower's and such Subsidiaries' continued compliance with the terms and conditions of the Lease(s) between the Borrower or Subsidiary and that landlord and to discuss such issues, concerning the Borrower's and/or the Subsidiary's occupancy under such Lease(s), as the Lender may determine.

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

     6-12. Requirements of Law. The Borrower and each Subsidiary is in compliance with, and shall hereafter comply with and use its respective assets in compliance with, all Requirements of Law except where the failure of such compliance will not have a materially adverse effect on the Borrower's or such Subsidiary's business or assets. Neither the Borrower nor any Subsidiary has received any notice of any violation of any Requirement of Law (other than of a violation which is not reasonably likely to have a materially adverse effect on the Borrower's or such Subsidiary's business or assets), which violation has not been cured or otherwise remedied.


     6-13.  Labor Relations.

          (a) The Borrower and its Subsidiaries have not been and are not presently a party to any collective bargaining or other labor contract.

          (b) There is not presently pending and, to the Borrower's knowledge, there is not threatened any of the following:

               (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

               (ii) Any proceeding against or affecting the Borrower or any of its Subsidiaries relating to the alleged violation of any Requirement of Law pertaining to labor relations or National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary could have a materially adverse effect on the Borrower or such Subsidiary, as applicable.

               (iii) Any lockout of any employees by the Borrower or its Subsidiaries, (and no such action is contemplated by the Borrower or any Subsidiary).

               (iv) Any application for the certification of a collective bargaining agent.

          (c) To the Borrower's knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.
          (d) The Borrower and each Subsidiary:

               (i) Has complied in all material respects with all Requirements of Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

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

               (ii) Is not liable for the payment of a material amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the Borrower's or such Subsidiary's failure to comply with any Requirement of Law referenced in Section 6-13(b)(ii).

     6-14.  Maintain Properties. The Borrower and each Guarantor shall:

          (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

          (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

          (c) Not use any of the Collateral in violation of any policy of insurance thereon.

          (d) Not sell, lease, or otherwise dispose of any of the Collateral or the Distribution Center, other than the following:

               (i)    The sale of Inventory in compliance with this Agreement.

               (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

               (iii) The turning over to the Lender of all Receipts as provided herein.
               (iv) The sale of the Distribution Center for a price that will yield Net Proceeds of at least $1,700,000.00.

               (v)    The sale and leaseback of the Ponce Sale/Leaseback Assets.

               (vi) The sale of the Gwinnett Outparcels, but only if the Lender determines, in its discretion, that the proposed sale and use of the Gwinnett Outparcels will not decrease the value of the Real Estate in which the Lender retains an Encumbrance. In determining whether the sale decreases the value of such Real Estate, the Lender may require that it be furnished with detailed plans regarding the development and use of the Gwinnett Outparcels and may require that the remaining Real Estate be reappraised at the Borrower's expense.

               (vii) The transfer of any Real Estate and real estate fixtures relating thereto to a Special Refinancing Subsidiary in connection with a Refinancing Loan.

     6-15.  Taxes.

          (a) Except as disclosed on EXHIBIT 6-15, to the knowledge of the Borrower, there are no examinations of or with respect to the Borrower or any Subsidiary presently being conducted by the Internal Revenue Service or any other taxing authority.

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

          (b) The Borrower and each Subsidiary has paid, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower, any Subsidiary, or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or any Subsidiary or by any governmental authority (provided that the Borrower shall not be required to pay any such taxes or claims as long as such tax or claim is being disputed by the Borrower in good faith, the Borrower has established adequate reserves therefor in accordance with GAAP, and, other than for real estate taxes, no notice of tax lien has been filed with respect thereto); properly exercise any trust responsibilities imposed upon the Borrower and each Subsidiary by reason of withholding from employees' pay or by reason of the Borrower's or any Subsidiary's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower or any Subsidiary; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower or any Subsidiary is obligated to so file.

          (c) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower, any Subsidiary or the Collateral by any Person, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's or any Subsidiary's failure to have made such payment.

     6-16.  No Margin Stock.    Neither the Borrower nor any of its Subsidiaries
is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     6-17. ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

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

          (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan if such violation or failure could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries.

          (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower if such failure could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries.

          (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA) if such action could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries.

          (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA if such action could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries.

          (e) Accumulate any material funding deficiency within the meaning of ERISA.

          (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

          (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA if such action or inaction could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries.

     6-18.    Hazardous Materials.

          (a) Except as disclosed to the Lender in any environmental report delivered to the Lender prior to the date hereof, neither the Borrower nor any of its Subsidiaries has ever:

               (i) Been legally responsible for any release or threat of release of any Hazardous Material.
               (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower or any Subsidiary and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

          (b) The Borrower and each Subsidiary shall:

               (i) Dispose of any Hazardous Material only in material compliance with all Environmental Laws.

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

               (ii) Not store on any site or vessel occupied or operated by the Borrower or any Subsidiary and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's or such Subsidiary's business and is in material compliance with all Environmental Laws.

          (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any material expense or material loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower or any Subsidiary may be liable.


     6-19. Litigation. Except as described in EXHIBIT 6-19, annexed hereto, there is not presently pending or threatened by or against the Borrower or any Subsidiary any suit, action, proceeding, or investigation which, if determined adversely to the Borrower or any such Subsidiary, is reasonably likely to have a material adverse effect upon the Borrower's or such Subsidiary's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

     6-20. Dividends. Investments. Corporate Action. Neither the Borrower nor any of its Subsidiaries shall:

          (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock (except for distributions made solely in other capital stock of the Borrower as long as no Suspension Event then exists or would arise therefrom).

          (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock, except as contemplated in Section 6-28 hereof.

          (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person other than investments in Subsidiaries permitted under Section 6-20(f) hereof.

          (d) Merge or consolidate or be merged or consolidated with or into any other Person, provided that any Subsidiary may merge into the Borrower or any Guarantor.

          (e) Consolidate any of its operations with those of any other Person.

          (f) Organize or create any Affiliate, provided however, that the
                                                ----------------
Borrower or any Guarantor may create a new Subsidiary if such new Subsidiary is created solely to consummate a Refinancing Loan (a "Special Refinancing Subsidiary").

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

          (g) Subordinate any debts or obligations owed to the Borrower or any of its Subsidiaries by any third party to any other debts owed by such third party to any other Person.

          (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's and such Subsidiary's business as conducted at the execution of this Agreement

     6-21. Loans. Neither the Borrower nor any of its Subsidiaries shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

          (a) Advance payments made to the Borrower's suppliers in the ordinary course.

          (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

          (c) Loans to officers and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $100,000.00 at any time outstanding.

          (d) Any guaranty made by the Borrower or any Subsidiary of any obligations of the Borrower or any other Subsidiary.

          (e) Intercompany loans among the Borrower and the Guarantors.

     6-22. Protection of Assets. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section 6-22.

     6-23. Line of Business. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Borrower's business plan).

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

     6-24. Affiliate Transactions. Neither the Borrower nor any of its Subsidiaries shall make any payment, nor give any value to any Affiliate except for (i) goods and services actually purchased by the Borrower or such Subsidiary from, or sold by the Borrower or such Subsidiary to, and (ii) accounting and administrative services provided by or to the Borrower or such Affiliate, and
(iii) the leasing of any property from or to, such Affiliate, in each case for a price and on terms which shall

          (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

          (b) be no be less favorable to the Borrower or such Subsidiary than those which would have been charged and imposed in an arms length transaction.

The Lender agrees that the transfer of any Real Estate and fixtures which are released by the Lender in connection with any Refinancing Loan by the Borrower or Karalea, Inc. to any Special Refinancing Subsidiary (or, if applicable, any Refinancing Lease executed in connection with a Refinancing Loan) shall not be deemed a violation of this Section 6-24.


     6-25.  Further Assurances.

          (a) Neither the Borrower nor any of the Guarantors is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 5) will not be subject to perfected Collateral Interests in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

          (b) Neither the Borrower nor any Guarantor will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances), provided that such requirement shall not prevent the Borrower or any Guarantor
-------------
from entering into a Lease (subject to the provisions of Section 6-6(c) hereof) if the Borrower or Guarantor is unable to obtain a consent to the assignment of its Leasehold Interest from the landlord as long as the Borrower or the Guarantor, as the case may be, has (i) used its best efforts to obtain such consent and (ii) obtained a landlord's waiver from such landlord in form reasonably acceptable to the Lender.

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

          (c) The Borrower and each Guarantor shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's Collateral Interests in the Collateral (provided that such requirement
                                                 -------------
shall not prevent the Borrower or any Guarantor from entering into a Lease (subject to the provisions of Section 6-6(c) hereof) if the Borrower or Guarantor is unable to obtain a consent to the assignment of its Leasehold Interest from the landlord as long as the Borrower or the Guarantor, as the case may be, has (i) used its best efforts to obtain such consent, and (ii) obtained a landlord's waiver from such landlord in form reasonably acceptable to the Lender); and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower and each Guarantor shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

          (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's Collateral Interests in the Collateral.

          (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 6-25 shall be sufficient for filing to perfect the security interests granted herein.

     6-26.  Adequacy of Disclosure.

          (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower and its Subsidiaries at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower and its Subsidiaries since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

          (b) The Borrower and its Subsidiaries do not have any material contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

          (c) No document, instrument, agreement, or paper now or hereafter given the Lender by the Borrower or any Guarantor in connection with the execution of this Agreement by the

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

Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed in writing to the Lender. The Borrower shall furnish the Lender with updated Exhibits from time to time to reflect any changes to the information thereon, but the delivery of such updated Exhibits shall not be deemed the Lender's consent to any item described thereon or a waiver of any Suspension Event arising from the transactions described therein; in determining whether a Suspension Event exists (other than by virtue of the inaccuracy of any such Exhibits), if any change from the Exhibits existing as of the date of this Agreement would constitute or give rise to a Suspension Event as of the date hereof, such change shall, in the Lender's discretion, be deemed a Suspension Event.

     6-27. No Restrictions on Liabilities. Neither the Borrower nor any Guarantor shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, the Borrower's:

          (a) Creation of, and granting of Collateral Interests in favor of the Lender.

          (b)  Incurrence of Liabilities.

     6-28.  Use of Loan Proceeds.  The initial advance of the Term Loan and the Revolving Credit shall be utilized to refinance the Borrower's convertible debt and other interests in the Borrower held by Progressive Food Concepts, Inc. and Boston Chicken, Inc., to repurchase the Borrower's Series AA convertible preferred stock owned by Robert Fleming Nominees, Ltd., AXA Equity Life Assurance Society, Ashford Capital Partners, L.P., Theodore Ashford and The Orbis Pension Trustees, Ltd., to refinance senior debt held by BankAustria Creditanstalt Corporate Finance, Inc., and to pay transaction costs in
connection with this Agreement.   The Revolving Credit thereafter shall be
utilized for on-going working capital purposes, but in no event shall be utilized to make mandatory or optional prepayments on the Term Loan other than with respect to payments due on Excess Cash Flow, as permitted in Section 3-5 hereof and as the Lender may otherwise consent (such consent not to be unreasonably withheld).

     6-29. Other Covenants. Neither the Borrower nor any of its Subsidiaries shall indirectly do or cause to be done any act which, if done directly by the Borrower or such Subsidiary, would breach any covenant contained in this Agreement.

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

Article 7 - Financial Reporting and Performance Covenants:

     7-1.  Maintain Records. The Borrower shall:

          (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's and its Subsidiaries' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower and its Subsidiaries at the close of, and its results of operations for, the periods in question.

          (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 7 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower and its Subsidiaries at the close of, and its results of operations for, the period(s) covered therein.

          (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

          (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's and its Subsidiaries' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender. The Lender agrees that the Borrower's current accountants, Grant Thornton, LLP, is reasonably acceptable to the Lender.

          (e) Not change the Borrower's or any Subsidiary's fiscal year or state of incorporation.

     7-2.  Access to Records.

          (a) The Borrower and its Subsidiaries shall accord the Lender with access from time to time as the Lender may require to all properties owned by or over which the Borrower or any of its Subsidiaries has control. The Lender shall have the right, and the Borrower and its Subsidiaries will permit the Lender from time to time as Lender may request, to examine, inspect, copy, and make extracts

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

from any and all of the Borrower's and its Subsidiaries' books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

          (b) The Borrower and each Subsidiary hereby authorizes the Lender to:

              (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower or any Subsidiary, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender with respect thereto.

              (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

          (c) The Lender from time to time may designate one or more representatives to exercise the Lender's rights under this Section 7-2 as fully as if the Lender were doing so.

     7-3.  Immediate Notice to Lender.

          (a) The Borrower shall provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

               (i)    Any change in the Borrower's officers.

               (ii) Any ceasing of the Borrower's or any Subsidiary's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a non-material dispute).

               (iii) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Three (3) days following the last day on which such rent was payable without a material adverse effect to the Borrower.

               (iv) Any material adverse change in the business, operations, or financial affairs of the Borrower or any Subsidiary.

               (v)    The occurrence of any Suspension Event.

               (vi) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 7-1(d)).

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

               (vii) Any litigation which, if determined adversely to the Borrower or any Subsidiary, might have a material adverse effect on the financial condition of the Borrower or such Subsidiary.

          (b)  The Borrower shall:

               (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).
               (ii)  Provide the Lender:

                    (A) When filed, copies of all filings with the SEC.

                    (B) When received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

               (iii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

               (iv) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

               (v) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.


     7-4. Borrowing Base Certificate. The Borrower shall provide the Lender by with a Borrowing Base Certificate (in the form of EXHIBIT 7-4 annexed hereto, as such form may be revised from time to time by the Lender), which Certificate may be sent to the Lender by facsimile transmission. Borrowing Base Certificates shall be provided no less frequently than monthly (no later than twenty (20) days after each fiscal month end period based upon the preceding month end) and on each day that the Borrower requests a Revolving Credit Loan hereunder. Inventory reported on the Borrowing Base Certificate shall only be updated monthly, except if, and as long as, Availability based upon eligible Real Estate is less than $11,000,000.00, Inventory shall be provided no less frequently than weekly, using purchases, sales and applied gross margins to calculate such Inventory. The Borrower shall provide the Lender with inventory sales and purchase information when requested by the Lender in connection with any Borrowing Base Certificate.

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

     7-5. Weekly Reports. Weekly, on Monday of each week (as of the then immediately preceding Wednesday) the Borrower shall provide the Lender with a sales audit report (in such form as may be specified from time to time by the Lender). Such report may be sent to the Lender by facsimile transmission.

     7-6.  Monthly Reports.

          (a) For each fiscal month end, the Borrower shall provide the Lender with original counterparts of the following (each in such form as the Lender from time to time may specify):

          Within Thirty (30) days of the end of the previous fiscal month end (except for those month ends which are also the end of any of the Borrower's fiscal quarters, in which event such reports shall be provided forty-five (45) days of the end of the previous fiscal month end and provided further that, solely with respect to the month ending October, 1999, such reports may be delivered within 55 days of the end of such month):

               (i) A rent roll on all locations owned by the Borrower or any of its Subsidiaries, summarizing the status of all leases and payments due thereunder

               (ii) Evidence that all taxes on Real Estate which have become due have been paid.

               (iii) A schedule of purchases from the Borrower's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Lender and shall include year to date cumulative purchases and an aging of payables to each such vendor.

               (iv) A summary aging of the Borrower's and its Subsidiaries' accounts payable.

               (v)    A Store Activity Report.

               (vi)   The officer's compliance certificate described in Section
7-9.

               (vii) An internally prepared consolidated (and, if requested by the Lender, consolidating) financial statements of the Borrower's and its Subsidiaries' financial condition and the results of its operations for, the period ending with the end of the subject month, reflecting both the month ended and fiscal year to date results, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison of same store sales for the corresponding month of, and corresponding portion of the fiscal year to, the then immediately previous year, as well as to the Borrower's business plan.

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

               (viii) A roll forward of the Borrower's Inventory based upon completion of physical inventories, or an applied gross margin utilizing sales and purchases information (the "Applied Gross Margin Method"). The Inventory must be rolled forward at least eight (8) times each fiscal year based upon physical inventories (provided that the Lender in its discretion may reduce the number of physical inventories required upon its satisfactory review of the Borrower's planned implementation of a SKU perpetual inventory system). In any event, Inventory may not be rolled forward utilizing the Applied Gross Margin Method for consecutive months.

               (ix) In any month in which a physical inventory has been undertaken, a summary of the physical inventory results.

               (x)    A summary of Inventory levels by department.

          (b) For purposes of Section 7-6(a), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be October, 1999.

     7-7. Quarterly Reports. Quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with the following:

          (a) An original counterpart of a management prepared consolidated (and, if requested by the Lender) consolidating financial statement of the Borrower and its Subsidiaries for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Borrower's business plan.

          (b) The officer's compliance certificate described in Section 7-9.

          (c) The Borrower's Form 10Q report filed with the SEC.

     7-8.  Annual Reports.

          (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with the following:

              (i) An original signed counterpart of the Borrower's and its Subsidiaries' consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

               (ii)   The officer's compliance certificate described in Section
7-9.
               (iii)  The Borrower's Form 10K report filed with the SEC.

          (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender that:

               (i) Such annual financial statement will be delivered by the Borrower to the Lender.

               (ii) It is the one of the intentions of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 7.

               (iii) The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

          (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

     7-9. Officers' Certificates. The Borrower shall cause the Borrower's President or its Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

          (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower and its Subsidiaries at the close of, and the results of the Borrower's and its Subsidiaries' operations and cash flows for, the period(s) covered, subject, however to the following:

              (i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

              (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 7-12.

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

          (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.
          (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 77-12 hereof.

     7-10.   Inventories, Appraisals, and Audits.

            (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

            (b) The Borrower, at its own expense, shall cause not less than eight (8) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be consistent with the Borrower's existing policies and procedures) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender, provided
                                                                     --------
that the Lender in its discretion may reduce the number of physical inventories
----
required upon its satisfactory review of the Borrower's planned implementation of a SKU perpetual inventory system.

                 (i) The Borrower shall provide the Lender with a roll forward of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) to the Borrower's books and records within twenty (20) days following the completion of such inventory.

                 (ii) The Lender, in its discretion, following the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Lender determines (each, at the expense of the Borrower).

           (c) The Lender may obtain appraisals, from time to time (in all events, at the Borrower's expense) conducted by such Qualified Equipment Appraisers, Qualified Inventory Appraisers and Qualified Real Estate Appraisers, as applicable. Absent the occurrence and continuation of a Suspension Event, however, the Borrower shall not be responsible for the payment of expenses for
(i) more than one appraisal on each parcel of Real Estate and one Equipment appraisal in any twelve month period at an aggregate expense not to exceed $35,000.00, and (ii) more than two Inventory appraisals in any twelve month period at an aggregate expense not to exceed $15,000.00, provided that if, and as long as, Availability based upon eligible Real Estate is less than $11,000,000.00, the Borrower shall be

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

responsible for up to three Inventory appraisals in any twelve month period at an aggregate expense not to exceed $22,500.00.

          (d) The Lender contemplates conducting Four (4) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period. Absent the occurrence, and continuation, of a Suspension Event, however, the Borrower shall not be responsible for the payment of expenses for more than four commercial finance audits in any twelve month period at an aggregate expense not to exceed $24,000.00.

          (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.

     7-11. Additional Financial Information.

          (a) In addition to all other information required to be provided pursuant to this Article 7, the Borrower use its best efforts to provide the Lender with such other and additional information concerning the Borrower, its Subsidiaries, the Collateral, the operation of the Borrower's and its Subsidiaries' business, and the Borrower's and its Subsidiaries' financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

          (b) The Borrower may provide the Lender, from time to time hereafter, with updated forecasts of the Borrower's anticipated performance and operating results.

          (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Fifty (50) days prior to the end of each of the Borrower's fiscal years, shall provide furnish the Lender with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrower's then current practices, provided that the forecast for the fiscal year ending
                        -------------
January, 2001 shall be furnished on or before February 1, 2000.

          (d) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other

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

materials, nor copies or extracts thereof or therefrom. Notwithstanding the foregoing, the Lender shall furnish the Borrower with copies of any appraisals obtained by the Lender upon the Borrower's written request therefor.

     7-12. Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 7-12, annexed hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Lender may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Lender.


Article 8 - Use and Collection of Collateral:-


     8-1.  Use of Inventory Collateral.

          (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

          (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.


     8-2. Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     8-3. Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable in a material amount, which shall not be done without first obtaining the

Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section 8-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

    8-4.   Validity of Accounts.

          (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

          (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts of a material amount and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

          (c) Except as set forth on Exhibit 8-4, the Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

     8-5. Notification to Account Debtors. The Lender shall have the right (whether or not an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.


Article 9 - Cash Management. Payment of Liabilities:

     9-1    Depository Accounts.

            (a) Annexed hereto as EXHIBIT 9-1 is a Schedule of all present DDA's of the Borrower and Guarantors, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

            (b) The Borrower and each Guarantor shall deliver to the Lender, as a condition to the effectiveness of this Agreement, a Blocked Account Agreement with any depository institution at which any DDA is maintained other than an Exempt DDA.

            (c) Neither the Borrower nor any Guarantor will establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Borrower delivers the following to the Lender:

               (i) Notification to the depository at which such DDA is established in form reasonably satisfactory to the Lender.

               (ii) A Blocked Account Agreement executed on behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 9-1(b) if the subject DDA were open at the execution of this Agreement.

     9-2.  Credit Card Receipts.

           (a) Annexed hereto as EXHIBIT 9-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of credit card charges for sales by the Borrower.

           (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement, notifications, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Lender. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

     9-3.  The Concentration, Blocked, and Operating Accounts.

           (a) The following checking accounts have been or will be established (and are so referred to herein):

               (i)    The "Concentration Account" (so referred to herein):
Established by the Lender with BankBoston, N.A..

               (ii) The "Blocked Account" (so referred to herein): Established by the Borrower with Fidelity National Bank.

               (iii)  The "Operating Accounts" (so referred to herein):
Established by the Borrower and Karalea, Inc. with Fidelity National Bank.

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

          (b) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender's property.

          (c) The Borrower shall pay, or cause to be paid, all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

     9-4.  Proceeds and Collection of Accounts.

          (a)  All Receipts:

               (i)    Constitute Collateral and proceeds of Collateral.

               (ii) Shall be held in trust by the Borrower and each Guarantor for the Lender.
               (iii) Shall not be commingled with any of the Borrower's or any Guarantor's other funds.

               (iv) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

          (b) The Borrower and each Guarantor shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

               (i) The then contents of each DDA (other than the Operating Accounts, the contents of which shall not exceed $100,000.00, or any Exempt
DDA), each such transfer to be net of any minimum balance, not to exceed $2,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

               (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

          (c) Whether or not any Liabilities are then outstanding, the Borrower and each Guarantor shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire available ledger balance of the Blocked Account, net of such minimum balance, not to exceed $2,000.00, as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

          (d) In the event that, notwithstanding the provisions of this Section 99-4, the Borrower or any Guarantor receives or otherwise has dominion and control of any Receipts, or any

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

proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower or such Guarantor for the Lender and shall not be commingled with any of the Borrower's or such Guarantor's other funds or deposited in any account of the Borrower or any Guarantor other than as instructed by the Lender.

     9-5.  Payment of Liabilities.

          (a) On each Business Day, the Lender shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) towards the unpaid balance of the Revolving Credit and other Liabilities then due, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made Two (2) Business Days after such transfer.

          (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

          (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Lender by 2:00PM on that Business Day.

          (ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Lender by 2:00PM on that Business Day.

          (iii)  If notice of a deposit to the Concentration Account (Section 9-
4) or payment (Section 9-5(a)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

          (iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

          (c) The Lender shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 9-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

               (i)  a Suspension Event has occurred and is continuing; or

               (ii) one or more L/C's are then outstanding,

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

then the Lender may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrower in the event that no Suspension Event is then continuing or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section 12-11 or acceleration following the occurrence of any other Event of Default.

     9-6. The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower and the Guarantors upon, and other disbursements shall be made by the Borrower and the Guarantors solely from, the Operating Accounts.


Article 10 - Grant of Security Interest:-

     10-1. Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

          (a)  All Accounts and accounts receivable.

          (b)  All Inventory.

          (c)  All General Intangibles.

          (d)  All Equipment.

          (e)  All Goods.

          (f)  All Fixtures.

          (g)  All Chattel Paper.

          (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

          (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

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

          (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (1010-1(a) through 1010-1(i)) or otherwise.

          (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (10-1(a) through 10-1(l)), including the right of stoppage in transit.

          (l)  All Leasehold Interests.


Notwithstanding the foregoing and any other contrary provisions in any other Loan Document, "Collateral" shall not include (i) any interest the Borrower may have in Roman Properties, Inc. unless and until the Borrower shall have obtained the consent of Nationwide Life Insurance Company as set forth in Section 10-3, below; and (ii) any Lease and real estate fixtures related thereto if the consent of the landlord is required for such security interest unless the landlord has consented thereto.

     10-2. Extent and Duration of Security Interest. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Lender. Without limiting the generality of the foregoing, the Borrower and the Guarantors are this day executing and delivering to the Lender a mortgage/deed of trust on all Real Estate (other than the Distribution Center) and the Guarantors are also granting the Lender a security interest in their personal property. Subject to the provisions of Section 6-14(r) hereof, such Real Estate shall be deemed "Collateral" for all purposes of this Agreement.

     10-3.  Distribution Center.   In the event that the Distribution Center
is not sold in accordance with the provisions of Section 6-14 hereof on or before February 1, 2000, the Borrower shall pledge to the Lender all of the capital stock of Roman Properties, Inc. All documentation necessary to grant such pledge shall be executed and delivered on the date hereof and shall be held in escrow by the Lender until February 2, 2000, at which time it may, subject to the following sentence, be released and the Lender may take such action as may be necessary to perfect its Encumbrance thereon. Notwithstanding the foregoing, such pledge shall not be effective until the Borrower obtains the written consent of Nationwide Life Insurance Company or its successors (the holder of the first lien on the Distribution

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

Center) thereto; the Borrower shall use its best efforts to obtain such consent and shall furnish the Lender with evidence of such efforts.

     10-4.  Certain Intellectual Property.   Without limiting any other
provisions hereof, the Lender's Encumbrance on the intellectual property which is the subject of the intellectual property trust in which the Borrower and Progressive Food Concepts, Inc. are beneficiaries shall not be required to be perfected by filings with the United States Patent and Trademark Office on the date hereof but rather shall be so perfected within thirty (30) days after the date hereof.

     10-5.   Release of Collateral.

            (a) As long as no Suspension Event then exists, the Lender shall release its Encumbrance on any Real Estate owned by the Borrower and/or its Subsidiaries or provide a customary payoff letter concurrently with the Lender's receipt of the Net Proceeds therefrom (but in no event less than the Release Price therefor). The Lender shall also release its Encumbrance on all fixtures pertaining to any such Real Estate which are not Levy Appraised Equipment, provided that if there is a dispute as to whether an item constitutes a fixture
-------------
or Equipment (including Levy Appraised Equipment), the Lender shall not be obligated to release its Encumbrance on such item unless and until the Lender has received an amount equal to seventy percent (70%) of the orderly liquidation value thereof as determined by the Lender in accordance with this Agreement.
The Lender shall (at the Borrower's expense) execute and deliver appropriate release and termination documents reasonably requested by the Borrower to effectuate such release.

            (b) In that regard, if the Lender receives the appropriate Net Proceeds (but in no event less than the Release Price) from Karelea, Inc. with respect to its Real Estate, the Lender shall also release Karelea, Inc. from its guaranty of the Liabilities.

            (c) At the request of the Borrower, upon receipt of the Net Proceeds from the sale of the Ponce Sale/Leaseback Assets, the Lender shall release its lien upon the Ponce Sale/Leaseback Assets in order to permit the Borrower to consummate the transaction related thereto.

            (d) Upon receipt of the Net Proceeds from the sale of the Gwinnett Outparcels, the Lender shall release its Encumbrances upon the Gwinnett Outparcels in connection with any sale thereof, to the extent such sale is permitted under Section 6-14 hereof.

     10-6.  Life Insurance.    To further secure the Liabilities, the Borrower
is this day also granting the Lender a collateral assignment of life insurance on the life of Harry Blazer in an amount not less than $10,000,000.00. The Borrower shall maintain such insurance in full force and effect until the End Date.

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

Article 11 - Lender As Borrower's Attorney-In-Fact:-

     11-1. Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

          (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

          (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

          (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

          (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

          (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

          (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

          (g) Use, license or transfer any or all General Intangibles of the Borrower.

     11-2. No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 11-1 herein, but if the Lender elects to do any such act

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

or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


Article 12 - Events of Default:

     The occurrence of any event described in this Article 12 shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 12-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, the Lender may declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and any Guarantor and instruments and papers heretofore, now or hereafter given the Lender by the Borrower or any Guarantor.


     12-1. Failure to Pay. The failure by the Borrower to pay any amount when due under the Revolving Credit or the Term Loan.

     12-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit or the Term Loan.

     12-3. Failure to Perform Covenant or Liability (No. Grace Period) (a) The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 12-1 or Section 12-2 hereof, and included in any of the following provisions hereof:

               Section       Relates to:
               ------------------------------------
               6-6           Location of Collateral
               6-7           Title to Assets
               6-8           Indebtedness
               6-9           Insurance Policies
               6-15          Pay taxes

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


               6-20          Dividends. Investments. Other  Corporate Actions
               6-24          Affiliate Transactions
               6-25          Additional Assurances
               6-28          Use of Loan Proceeds
               Article 7     Reporting Requirements and Financial Performance
                             Covenants, except as provided in Section 12-3(b), below.
               Article 8     Use of Collateral
               Article 9     Cash Management

     (b) Notwithstanding anything to the contrary contained in Section 12-3(a), above, the failure of the Borrower to comply with the following sections of this Agreement shall not constitute an immediate Event of Default except upon the circumstances described below:

          (i) Section 7-4 unless the Borrower fails to deliver the reports required under Section 7-4 hereof within three days after the date when due, provided that the right of the Borrower to utilize the grace period set forth herein may not occur more than four times in any twelve month period.

          (ii) Section 7-5 unless the Borrower fails to deliver the reports required under Section 7-5 hereof within three days after the date when due, provided that the right of the Borrower to utilize the grace period set forth herein may not occur more than six times in any twelve month period.

          (iii) Section 7-6 unless the Borrower fails to deliver the reports required under Section 7-6 hereof within ten days after the date when due, provided that the right of the Borrower to utilize the grace period set forth herein may not occur more than three times in any twelve month period.

          (iv) Section 7-7 unless the Borrower fails to deliver the reports required under Section 7-7 hereof within five days after the date when due, provided that the right of the Borrower to utilize the grace period set forth herein may not occur more than two times in any twelve month period.

          (v) Section 7-8 unless the Borrower fails to deliver the reports required under Section 7-8 hereof within ten days after the date when due, provided that the right of the Borrower to utilize the grace period set forth herein may not occur more than one time in any twelve month period.

     12-4. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, within thirty (30) days following the earlier of the Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 12-1, 12-2, or 12-3 or of its receipt of written notice from the Lender of the breach of any of those Sections.

     12-5. Misrepresentation. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender was not true or complete in all material respects when given.

     12-6. Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrower in excess of $250,000.00 in the aggregate to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, more than one Lease is terminated.

     12-7. Default Under Other Agreements. The occurrence of any breach or default under any agreement (including any Loan Document) between the Lender and the Borrower or instrument given by the Borrower to the Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the Lender may not have exercised all or any of its rights on account of such breach or default).

     12-8. Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, in any case having a value in excess of $250,000.00 in the aggregate.

     12-9.  Attachment. Judgment. Restraint of Business.

          (a) A warrant, writ of attachment or similar process, or judgment is issued or entered against the Borrower, which warrant, writ, judgment or similar process exceeds $250,000.00 in the aggregate and which is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its issuance or entry.

          (b) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in

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

the ordinary course and which could reasonably be expected to have a material adverse effect on the Borrower.


     12-10.  Business Failure.   Any act by, against, or relating to the
Borrower, or its property or assets, which act constitutes the determination, by the Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

     12-11.  Bankruptcy.   The failure by the Borrower to generally pay the
debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within forty-five (45) days of when filed.

     12-12. Default by Guarantor or Affiliate. The occurrence of any of the foregoing Events of Default with respect to any Guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to Roman Properties, Inc. or any Special Refinancing Subsidiary as if it were the "Borrower" described therein.


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

     12-13. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies provide for the forfeiture of a material portion of the property of the Borrower which proceedings or forfeiture could reasonably be expected to have a material adverse effect on the Borrower.

     12-14.  Termination of Guaranty.   The termination or attempted termination
of any guaranty by any Guarantor of the Liabilities.

     12-15.  Challenge to Loan Documents.

          (a) Any challenge by or on behalf of the Borrower or any Guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

          (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     12-16. Key Management. The disability or failure of Harry Blazer at any time to generally exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement provided, however, such disability or failure shall not constitute an "Event of Default" as long as Robert C. Glustrom remains a director of the Borrower and within ninety (90)
                                                      ---
days after such occurrence the Borrower enters into an employment agreement with a Person to succeed said Harry Blazer, which Person is experienced in the Borrower's industry and in performing the duties performed by Harry Blazer for the Borrower, is of good character and reputation, and has been approved by a majority of the then Board of Directors of the Borrower.

     12-17.  Change in Control.    Any Change in Control.

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

Article 13 - Rights and Remedies Upon Default:-

     Upon the occurrence of any Event of Default described in Section 12-11 and upon the occurrence of any other Event of Default, and at all times thereafter, the Lender shall have the following rights and remedies in addition to all of the rights, remedies, powers, privileges, and discretions available to Lender prior to the occurrence of an Event of Default. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

     13-1. Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under that part of Article 9 of the UCC entitled "Default" (at the execution of this Agreement, Part 5 of Article 9 of the UCC and in the event of the adoption and effectiveness of the 1998 Revisions to Article 9 of the UCC, Part 6 thereof), in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Lender.

            (b) To give notice to any of the Borrower's customs brokers to follow the instructions of the Lender as provided in any written agreement or undertaking of such broker in favor of the Lender.

            (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (d) To take possession of all or any portion of the Collateral.

            (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

            (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

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

     13-2. Sale of Collateral.

          (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

          (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

          (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

          (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

          (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.

          (f) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 13 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

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

     13-3. Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 13, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 13, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     13-4. Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     13-5. Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

     13-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Lender's Rights and Remedies may be exercised at such time or times and in such order of preference as the Lender may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


Article 14 - Notices:

     14-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:
                                Back Bay Capital Funding, LLC
                                40 Broad Street
                                Boston, Massachusetts 02109
                                Attention       :  Michael Pizette
                                                   Managing Director
                                Fax             :  (617) 434-4312

     With a copy to:
                                Riemer & Braunstein LLP
                                Three Center Plaza
                                Boston, Massachusetts  02108
                                Attention       :  David S. Berman, Esquire
                                Fax             :  617 880 3456

If to the Borrower:
                                Harry's Farmers Market, Inc.
                                1180 Upper Hembree Road
                                Roswell, Georgia 30076
                                Attention       :  Harry Blazer
                                Fax             : (770) 664-4920

     With a copy to:
                                Alston & Bird, LLP
                                One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia 30309-3424
                                Attention       : Al LaFiandra, Esquire
                                Fax:            : (404) 881-7777

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

     14-2.  Notice Given.

            (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

          (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


Article 15 - Term:

     15-1. Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(h) hereof) until the Termination Date.

     15-2. Actions On Termination. On the Termination Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account, the unpaid principal balance of the Revolving Credit Loans and Term Loan; and all unreimbursed costs and expenses of Lender; for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the Collateral Interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.


Article 16 - General:

     16-1. Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender.

     16-2.  Publicity.   The Lender may issue a "tombstone" notice of the
establishment of the credit facilities contemplated by this Agreement and may make reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

     16-3.  Successors and Assigns.   This Agreement shall be binding upon the
Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and its successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder. Unless an Event of Default then exists (other than an Event of Default arising out of the Borrower's failure to comply with Sections 7-3 through and including 7-11), the Lender shall not assign its right or obligations hereunder to any Person in competition with the Borrower in a similar business without the Borrower's prior written consent.


     16-4. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

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

     16-5.  Amendments.  Course of Dealing.

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and its Subsidiaries and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower or any Subsidiary of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender to the manner by which Borrowing Base is determined shall obligate the Lender to continue to determine Borrowing Base in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any Guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     16-6. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

     16-7. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion, consistent, however, with the provisions of this Agreement. The Borrower shall remain liable for any deficiency remaining following such application.

     16-8. Increased Costs. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

          (a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Lender are located);

          (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

          (c). imposes on the Lender any other condition with respect to any Loan Document; or

          (d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon written notice from the Lender, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income.

     16-9. Costs and Expenses of the Lender. The Borrower shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements of (including attorneys' reasonable fees and expenses) which are incurred by the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred connection with or in respect to the credit facilities contemplated hereby or which otherwise are incurred with respect to the Liabilities.

          (a) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

          (b) The undertaking on the part of the Borrower in this Section 16-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 1616-9.

     16-10. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     16-11. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

     16-12.  Consent to Jurisdiction.

             (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

             (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the

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

Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

          (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

          (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

          (e) The Borrower agrees that any action commenced by the Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     16-13. Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any Participant and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any Guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrower or of any other Guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge duly executed on behalf of the Lender which makes specific reference to this Section 16-13.

     16-14.  Rules of Construction.    The following rules of construction shall
be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

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

          (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

          (b) Words in the singular include the plural and words in the plural include the singular.

          (c) Cross references to Sections in this Agreement begin with the
Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

          (d) Titles, headings (indicated by being underlined or shown in Small
                                                   ----------
Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

          (e) The words "includes" and "including" are not limiting.

          (f) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

          (g) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

          (h) Text which is shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

          (i) The words "may not" are prohibitive and not permissive.

          (j)  The word "or" is not exclusive.

          (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

          (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

          (m) The symbol "$" refers to United States Dollars.

          (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

          (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

          (p) Except as otherwise specifically provided, all references to time are to Boston time.

          (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

               (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

               (ii) The word "from" means "from and including".

               (iii)  The words "to" and "until" each mean "to, but excluding".

               (iv) The word "through" means "to and including".

          (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 16-15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

          (s) Whenever it is provided in this Agreement or any other Loan Document that the Lender is entitled to receive or recover from the Borrower and the Guarantors "fees and disbursements of counsel", or reasonable fees and disbursements of counsel" or "reasonable attorneys' fees" or words of like import referring to the out-of-pocket expenses of the Lender, each such phrase shall be deemed to mean the reasonable fees and expenses of such outside counsel actually incurred, based upon the hourly or other billing arrangements customarily in effect between the Lender and the counsel in question, and not based upon a percentage of any amount owing or in dispute (any applicable statutory provisions permitting such calculation notwithstanding).

          (t) Whenever it is provided in this Agreement or any other Loan Document that the Lender is entitled to its costs and expenses, such costs and expenses are intended to include the out-of-pocket expenses of the Lender and do not include any internal costs or expenses of the Lender.

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

     16-15.  Intent. It is intended that:

             (a) This Agreement take effect as a sealed instrument.

             (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

             (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

             (d) All reasonable costs, expenses, and disbursements incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

             (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 4-6 hereof.

     16-16. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower or any Guarantor from the Lender or any participant in the credit facilities contemplated hereby (a "Participant") or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of the Borrower or any Guarantor in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender.

     16-17.  Pledges To Federal Reserve Banks:   Nothing included in this
Agreement shall prevent or limit any , to the extent that such is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging from its obligations hereunder or under any of the Loan Documents.

     16-18. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made

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

which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

     16-19.  Waivers.

             (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 16-19(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

             (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction(other than the automatic stay under 11 U.S.C.
(S)362) with respect to any action which the Lender may or may become entitled to take hereunder.

                (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

               (vi)   Any claim to consequential, special, or punitive damages.

                                        HARRY'S FARMERS MARKET, INC.
                                                        ("Borrower")

                                        By /s/ John D. Branch
                                           ------------------------

                                        Print Name: John D. Branch
                                              ---------------------

                                        Title: Sr. Vice President and CFO
                                               --------------------------



                                        BACK BAY CAPITAL FUNDING, LLC
                                                           ("Lender")

                                        By /s/ Michael L. Pizette
                                           ---------------------------

                                        Print Name: Michael L. Pizette
                                                    ------------------

                                        Title: Managing Director
                                               -----------------------